United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of

the Securities Exchange Act of 1934

x Filed by the Registrant	o Filed by a Party other than the Registrant

Check the appropriate box:
o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material under § 240.14a-12

PUBLIC STORAGE

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):
x	No fee required.
o	Fee paid previously with preliminary materials.
o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Public Storage
50TH ANNIVERSARY

2022 Proxy Statement

eRental
Rent Online, Right Now.
Skip the Counter & Go Straight to Your Space.
Trusted nationwide since 1972*

701 Western Avenue

Glendale, California 91201

March 18, 2022

Dear Fellow Shareholders:

In 2021, we made significant progress on the organic and external growth strategy we announced at our first-ever Investor Day in May. We leveraged our iconic brand, unmatched scale and locations, four-factor external growth platform, growth-oriented balance sheet, and high-integrity and innovative culture to achieve record performance for our Company.

I am proud of what the best team in self-storage accomplished this year, including record revenues of $3.4 billion, record net operating income of $2.5 billion, a 13% increase in our portfolio (comprising 23.4 million square feet added through acquisitions, development, and redevelopment, with an estimated market value of $6.2 billion (at stabilization)), and the highest gross operating margin and revenue per available square foot among public self-storage real estate investment trusts. We enhanced the customer experience, continued to transform our operating model, and took care of our team members. As we head into our 50th anniversary in 2022, Public Storage is poised to continue leading the self-storage sector.

Against this backdrop, we are pleased to invite you to attend our 2022 Annual Meeting of Shareholders (Annual Meeting) on Thursday, April 28, 2022, in Dallas, Texas. We hope that you will attend the meeting in person. We encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common stock is represented at the meeting.

We furnish our proxy materials to shareholders primarily over the Internet. We believe this process expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at http://materials.proxyvote.com/74460D.

Thank you for your continued support of Public Storage. We look forward to seeing you at our Annual Meeting.

Sincerely,

Joseph D. Russell, Jr.

President and

Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

March 18, 2022

To our shareholders:

On behalf of the Board of Trustees, I invite you to attend the 2022 Annual Meeting of Shareholders (Annual Meeting) of Public Storage at 8 a.m. Central Time on Thursday, April 28, 2022, at the Rosewood Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas Texas, 75219.

Items of Business

1.	To elect fourteen Trustees to our Board of Trustees;

2.	To vote on an advisory resolution to approve the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	To approve an amendment to our Declaration of Trust to eliminate supermajority voting requirements to amend our Declaration of Trust; and

5.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date

Close of business on February 28, 2022.

Proxy Materials

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at http://materials.proxyvote.com/74460D.

Sincerely,

Nathaniel A. Vitan

Senior Vice President,

Chief Legal Officer and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2022: This Proxy Statement and our 2021 Annual Report on Form 10-K are available at the Investor Relations section of our website, publicstorage.com.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting. We intend to mail proxy materials to our shareholders on or about March 18, 2022.

ANNUAL MEETING OF SHAREHOLDERS

Meeting Logistics

Meeting Date:	Thursday, April 28, 2022

Time:	8 a.m. Central Time

Place:	The Rosewood Mansion on Turtle Creek 2821 Turtle Creek Boulevard Dallas, Texas, 75219

Record Date:	February 28, 2022

Voting:	Public Storage shareholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock, par value $0.10 per share (Common Stock), of the Company is entitled to one vote for each trustee nominee and one vote on each of the other matters presented.

VOTING MATTERS

Proposal Number	Item	Board Recommendation	Vote Required	Page Reference

1	Election of Trustees	FOR each nominee	Majority of votes cast	12

2	Advisory Vote to Approve Compensation of Named Executive Officers (NEOs)	FOR	Non-binding vote	39

3	Ratify Appointment of Ernst & Young LLP (EY) as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	FOR	Majority of votes cast	76

4	Approval of an Amendment to our Declaration of Trust to Eliminate Supermajority Voting Requirements to Amend our Declaration of Trust	FOR	Majority of outstanding shares	80

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2021 Highlights

2021 HIGHLIGHTS

2021 BUSINESS HIGHLIGHTS

Under the direction of our President and Chief Executive Officer (CEO) Joseph D. Russell, Jr., and the senior management team, the Company achieved record performance in 2021 and successfully executed against the organic and external growth strategy detailed at our 2021 Investor Day (available on the Investor Relations section of our website at publicstorage.com). During 2021, we focused on taking care of our employees, enhancing the storage experience of our customers, continuing to transform our operating model, accelerating external growth, and using our growth-oriented balance sheet.

Record Financial Results, Unprecedented Growth, and Superior Operating Performance

Record Revenues	$3.4billion	Record Net Operating Income(1)	$2.5billion

Portfolio addition through acquisitions, development, and redevelopment	23million sq ft	Est. market value of properties added (at stabilization)	$6.2billion

Increase in portfolio square footage	13%	Record Core FFO per Share Growth	22%

Gross Operating Margin	Highest among self-storage REITs	Revenue per Available Square Foot	Highest among self-storage REITs

(1)

Net operating income (NOI) is a non-GAAP measure. Refer to pages 26, 42, and F-29 of our 2021 Annual Report on Form 10-K filed on February 22, 2022, for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

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2021 Highlights

2021 COMPENSATION HIGHLIGHTS

In the midst of ongoing challenges posed by the COVID-19 pandemic, the Company redoubled its focus on improving customer and employee experiences while delivering record performance for shareholders and record growth of our portfolio, further positioning the Company to create long-term growth and increased shareholder value. The Company believes that 2021 executive compensation was aligned with the Company’s strong performance.

The following is a summary of the Compensation Committee’s decisions with respect to the key components of the 2021 compensation program for our NEOs:

•

Base Salaries. The Compensation Committee did not change base salaries for 2021, except for Mr. Russell and Mr. Vitan, whose base salaries increased to better align with peer practices, based in part on a market analysis prepared by the Compensation Committee’s independent compensation consultant.

•

2021 Annual Cash Incentives. The 2021 annual cash incentive program was based on achievement of NOI targets and strategic goals, both as set by the Compensation Committee at the start of the year. Based on the Company exceeding the maximum performance level for NOI growth and achieving all strategic goals, the Compensation Committee awarded our NEOs their 2021 annual cash incentive at 115% of target.

•

2021 Performance-Based RSUs. The 2021 performance-based restricted stock unit (RSU) award program was based on achievement of Core Funds From Operations (Core FFO) growth targets set by the Compensation Committee at the start of the year. Based on the Company exceeding the maximum performance level for Core FFO growth in 2021, the Compensation Committee granted RSUs at 125% of target to the NEOs for the 2021 performance-based RSU award program.

•

Multi-year Performance-Based Options. In early 2021, the Compensation Committee also approved the 2021 multi-year performance-based option program, which was again based on growth in Net Asset Value (NAV) per share and growth in Total Shareholder Value (TSV) over a three-year performance period, and introduced a new relative Total Shareholder Return (TSR) modifier. The performance period for these awards ends on December 31, 2023.

The Compensation Committee believes that the foregoing 2021 compensation decisions strike the appropriate balance—consistent with our compensation philosophy—between rewarding management for their performance, incentivizing our leaders to continue creating long-term value, and attracting and retaining strong executives in a competitive labor market. The 2021 program also reflected changes made in response to shareholder feedback, including the introduction of the relative TSR modifier to the performance-based option program. Moreover, the Compensation Committee continued to enhance the Company’s compensation programs with the 2022 incentive performance compensation plan, as described in more detail on page 60.

SUSTAINABILITY FRAMEWORK

Overview and Alignment with Company Strategy

We recognize our responsibility to operate in a responsible and sustainable manner that aligns with the Company’s long-term strategy and promotes the best interests of our Company and its stakeholders. For nearly 50 years, the Company’s corporate strategy has centered on one core philosophy: generate growth and create value by operating our properties and the Company for the long term. Through this strategy, we have achieved:

•	a geographically diversified property portfolio with low environmental impact;

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2021 Highlights

•	a high-integrity corporate culture, growth-oriented balance sheet, and unparalleled brand and operating platform that produce strong free cash flow with sustained growth; and

•	significant growth and value creation for our stakeholders, while managing risk.

The Company issues an annual Sustainability Report, which is available on our website at publicstorage.com, to provide transparent communication around our efforts. We are pleased to share our sustainability strategies, progress, and commitments, and we will continue to keep sustainable growth and value creation at the forefront of our strategy and communicate our efforts to mitigate environmental, social, economic, political, data security, reputational, and other risks.

Our Strategic Focus on Sustainable Long-Term Growth and Value Creation

We operate our business for the long haul, and our strategy focuses on the Company’s resilience and performance in the decades to come. The COVID-19 pandemic highlighted the benefits of our long-term strategic focus and sustainable operating model, which were key to the successes the Company achieved in 2020 and 2021 and set us apart from other companies within and outside the real estate industry.

The following framework underpins our sustainable long-term strategy:

ENVIRONMENTAL	SOCIAL	GOVERNANCE

OPERATIONS

• Low environmental impact at property and corporate levels • Initiatives with a range of sustainability and economic benefits (e.g, LED lighting) • Low property obsolescence and high resilience

•  Focus on stakeholders including employees, customers, communities, and investors

•  Corporate culture built on integrity, diversity and inclusion, accountability, entrepreneurship, and employee development

•  Cultural alignment with corporate strategy

•  Comprehensive Enterprise Risk Management (ERM) framework

•  Robust risk management practices including oversight, succession planning, legal, and regulatory compliance

•  Pay-for-performance philosophy

CAPITAL ALLOCATION

•  Low capital expenditures needed to maintain properties

•  Efficient-system initiatives to reduce energy and water use, carbon emission, and waste production

•  Redevelopment and adaptive reuse of older, less-efficient properties

• Address underserved consumer storage needs • Help mitigate high costs of housing • Serve essential-business customers, including health professionals, charities, and tradespeople

•  Risk reduction via portfolio geographic diversity, cloud-based operating systems, cyber security, and data privacy initiatives

•  Resource allocation towards sustainability strategy and communication efforts

BALANCE SHEET

Low leverage, high permanent capital balance sheet that supports adaptation to the evolving risk environment, provides stability for our employees and customers, and enables execution of Public Storage’s long-term corporate strategy

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2021 Highlights

Board Oversight and Company Leadership

Our Environmental, Social, and Governance Steering Committee (ESG Committee), comprising our CEO and other senior executives, directs, supports, and reports on the Company’s ongoing commitment to environmental, health and safety, social responsibility, governance, and other related matters. The ESG Committee Charter is available on our website at publicstorage.com.

In 2021, the Board of Trustees (Board) confirmed its commitment to effective oversight of the Company’s environmental, social, and governance (ESG) risks and opportunities and to ensuring the Company’s progress across our sustainability initiatives by clarifying the allocation of oversight responsibilities among its standing committees:

Leading the Self-Storage Sector in Environmental Stewardship

Public Storage considers potential environmental impacts—both positive and negative—in our decision-making across the business. The following initiatives reflect the Company’s commitment to responsible environmental stewardship:

•	LOW ENVIRONMENTAL IMPACT I Our property portfolio has an inherently light footprint that we further reduce through environmentally friendly capital initiatives.

•

LOW OBSOLESCENCE I Properties have retained functional and physical usefulness over many decades. In fact, many customers favor our single-story, drive-up properties built in the 1970s and 1980s due to their central locations and accessibility. This contrasts with other real estate types that require frequent reinvestment (i.e., capital expenditures) to stay current with consumer preference, remain competitive with newer competition, offset heavier wear-and-tear by users, and maintain structural operating efficiency.

•

HIGH STRUCTURAL RESILIENCE I We build and operate our properties to withstand the test of time, including general aging and acute and chronic risks from rising water levels, changing temperatures, and natural disasters.

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2021 Highlights

We are pleased to present the following highlights from our environmental stewardship efforts in 2021:

We will continue to utilize our unique competitive advantages in furthering our environmental stewardship efforts. Moreover, we are committed to improving our climate initiatives and long-term sustainability strategies, including:

•

proactively evaluating our building prototype and design standards for opportunities to further reduce our environmental impact, including an effort underway to refine our green building implementation strategy in conjunction with U.S. Green Building Council through LEED© certification;

•	prioritizing our understanding of the Paris Climate Agreement and how we can align our strategies and operations with its carbon emission reduction goals;

•

evaluating the feasibility of instituting medium and/or long-term greenhouse gas emissions reduction targets or other science-based, climate-focused targets to encourage or increase adoption of renewable energy or energy efficiency measures;

•	evaluating all of our property locations for physical climate risks, including wildfires, water stress, rising sea levels, earthquakes, hurricanes, floods, and heat stress; and

•	providing periodic updates to our stakeholders on our ongoing efforts through our Sustainability Report.

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2021 Highlights

In analyzing our potential risk impacts, we will identify and act upon opportunities, including initiatives that make sense from both sustainability and economic return on invested capital perspectives.

Our Social Commitments to Our Stakeholders

A commitment to our stakeholders—including employees, customers, communities, investors, and suppliers—underpins our long-term successes. We actively engage with stakeholders and incorporate their views into our decision-making. In a world that is increasingly interconnected with faster information dissemination, rapid innovation, quicker decisions, and rising risk, stakeholder focus is a critical strategy element for Public Storage.

Diversity and Inclusion

Diversity Statement: We are united under one common goal—creating a diverse and inclusive environment where all employees feel valued, included, and excited to be part of a best-in-class team. With over 5,800 team members from all different races, backgrounds, and life experiences, we celebrate inclusion and value the diversity each person brings to Public Storage. We believe our commitment to diversity and inclusion makes us a stronger company and instills a sense of pride across our teams and the customers we serve.

Our long-held belief of hiring the best has resulted in a diverse and inclusive workforce. Public Storage hires based on skills, personality, and experience without regard to age, gender, race, ethnicity, religion, sexual orientation, or other protected characteristic. We are proud to have a diverse and inclusive workforce that reflects the diversity of the customers we serve.

In 2021, our CEO signed the CEO Action for Diversity and Inclusion pledge, reflecting our commitment to fostering an environment where everyone feels valued, included, and excited to be part of a best-in-class team.

In addition, in 2021 we began disclosing our annual Consolidated EEO-1 report, which reflects the race, ethnicity, and gender composition of our workforce. Our EEO-1 report is available on the Investor Relations section of our website at publicstorage.com. We maintain policies regarding diversity, equal opportunity, pay-for-performance, discrimination, harassment, and labor (e.g., child, forced, and compulsory).

Development and Advancement

Our people power the Public Storage® brand. We equip our employees with skills, tools, and knowledge so they not only grow as individuals but also contribute to the value of the organization through engagement. We empower all of our employees through our ongoing informal and formal learning and development programs.

Most of our new hires join us as Property Managers without any experience in the self-storage industry. Our hands-on new hire training program matches new hires with a Key Training Professional and provides close coaching and development from a District Manager, which has made our newly

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2021 Highlights

onboarded teammates ready to manage a property in their first two weeks. We have multiple career path opportunities for our property teams, and many choose to grow their entire career with us while learning new skills and taking on additional responsibility. Some choose to focus on developing people, others desire to learn multi-unit property management, and many want to build their career around ensuring our customers receive the best possible service. For those who enjoy the challenges that come with managing multi-unit portfolios and people, we offer our District Manager-in-Training program, which prepares some of our best teammates to become successful District Managers at the Company.

Our dedicated Learning and Development team leads the effort in providing relevant and timely training and development programs that make employees informed, engaged, and motivated. Given the geographically dispersed nature of our workforce, we ensure employees have access to the tools and resources to be successful and develop critical skills that are relevant to a variety of careers.

•

Training and Development: We deliver mandatory and voluntary training and development through the Public Storage Online Academy, a comprehensive and interactive platform. Public Storage Online Academy allows us to expedite new hire training, career development, and upward mobility across the Company. We also provide self-paced courses to all of our employees so they can engage in personal and professional development opportunities that are meaningful to them. Our employees completed 440,000 training events (averaging over 79 hours per employee) to optimize internal skills development and advancement.

•

Advancement in Leadership: Leadership development is a fundamental pillar of our employee journey, as is promoting from within. Through our customized leadership programs, we equip leaders and aspiring leaders with the skills and tools they need to not only be successful as individual leaders, but to motivate and retain high performing teams. We promoted more than 455 Property Managers due to outstanding field leadership and customer service.

•

Employee Recognition: In addition to our Employee Service Award program, our Badge Appreciation program allows Public Storage team members formally to recognize each other. Employee-to-employee recognitions continued to be widely used in 2021, with over 78,000 badges of appreciation awarded compared to 54,000 in 2020.

•

Employee Communication: Keeping employees informed and connected is important to us. Our monthly newsletter, The Insider, provides recent news and updates within the Company and spotlights employee recognition and development.

Employee Health and Well-Being

Public Storage is committed to the total well-being of all our employees and provides resources to help support them in times of need along with access to targeted solutions to help them achieve their goals. We provide health plans and programs, tools, and resources to empower our employees to explore what they need and to evaluate for themselves what makes sense in achieving a healthy and balanced lifestyle. We also believe encouragement and team support are great ways to take steps towards a healthy lifestyle. In 2021, we successfully hosted the “Around the World in 60 days” step challenge in our employee wellness platform, where individuals competed for a top 5 spot over 60 days while the overall group worked to move us around the world in steps, with over 800 participants recording 228,456,620 steps.

We also continued to support our employees navigate the challenges posed by the COVID-19 pandemic by providing back up child and elder care resources and additional time off support during 2021.

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2021 Highlights

Employee Engagement

Because employee engagement is instrumental in understanding the effectiveness of our strategies, we conduct various surveys that measure commitment, motivation, and engagement, as well as soliciting broader employee feedback that helps us improve.

Each year, we conduct a formal employee engagement survey and a pulse check survey to measure engagement. In 2021, 80% of our employees participated in our employee engagement survey (first quarter) and 85% in our pulse survey (fourth quarter). We were pleased to see employee engagement of 79% in the fourth quarter of 2021, and we are committed to continuous listening and improvement for our employees.

We are proud to be included in the Forbes and Statista “America’s Best Large Employers” award list and to have been recognized by Comparably, Inc. as a “Choice Employer” with an “A+” Culture Score based on employee responses across 18 culture metrics, among other recognitions.

Human Rights

A core value at Public Storage is treating individuals with dignity and respect inside our organization and throughout our supply chain. Respect for human rights is fundamental to our success and the communities where we operate. Employees are united by values that demonstrate our insistence on “doing the right thing.”

Our commitment to human rights embodies and reflects these values as they influence everything we do and serve as the guiding principles that drive Public Storage every day. Where appropriate, we engage in dialogue with stakeholders on human rights issues related to our business and the communities in which we operate.

Our Human Rights Policy is available on our website at publicstorage.com.

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2021 Highlights

We are pleased to highlight the following additional commitments to our stakeholders:

EMPLOYEES

•  Direct engagement and open door policy

•  Dedicated Learning and Development team

•  Development and upward mobility focus

•  New hire and ongoing training and development through Public Storage Online Academy

•  Defined career paths from entry-level to senior management

•  Ongoing training and job aids

•  Active succession planning at all levels

•  Health benefits for all employees, including part-time employees working at least 20 hours per week

•  Engagement surveys (85% employee participation in pulse survey, 80% employee participation in employee engagement survey, and 79% engagement score in the fourth quarter of 2021)

•  Unconscious bias training for all leaders

•  Monthly employee newsletter

•  Wellness programs, including mental wellness support

•  Monthly safety training at all properties

•  Annual safety training at Company headquarters

•  24-hour anonymous compliance hotline

•  Back up child care support for families

•  Mandatory diverse candidate slates for all director-level and above openings

CUSTOMERS	COMMUNITIES

• Direct engagement at properties • Direct engagement in customer care functions • Satisfaction surveys • Environmental best practice postings at properties	• Employee volunteering • Cleanliness and safety surrounding properties • Industry trade group memberships • Conference and event participation

INVESTORS	SUPPLIERS AND VENDORS

•  Investor Day in 2021 provided detailed insight into Company strategy, performance, and outlook

•  Ongoing Company presentations to update investors on macro and Company specific topics

•  Quarterly supplemental earnings disclosure

•  Quarterly earnings calls

•  Direct engagement with management team

•  Conference and event participation

•  Dedicated investor relations team

•  Direct engagement

•  ERM and compliance programs addressing anti-boycott, anti-bribery, export restriction, and trade sanction issues

•  Supplier code of conduct agreement focused on:

–  Prohibiting corrupt or unfair business practices

–  Antitrust and fair competition agreements

–  Employment law agreements, including involuntary, anti-discriminatory, and child labor

Responsible Governance Practices

Public Storage’s commitment to the highest ethical standards is the foundation of a governance structure that provides oversight and accountability, promotes fairness and compliance, and proactively manages risk. Governance is critical to our operational, financial, and reputational resilience.

Our Board oversees senior management to ensure the long-term interests of the Company and our stakeholders are best served. Our trustees take a proactive, focused approach to their oversight responsibilities. Our corporate governance is structured to foster principled actions, informed and

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2021 Highlights

effective decision making, and appropriate monitoring of performance, risk, and compliance. Trustee decisions are governed by the Corporate Governance Guidelines and Trustees’ Code of Ethics, in addition to individual committee charters.

Key aspects of our governance include:

Company-Wide	Board Structure and Composition

• Strong accountability and oversight • Pay-for-performance • Focus on legal and regulatory compliance • ERM program

•  Declassified (annually elected) Board

•  Over 85% independent trustees

•  Lead independent trustee

•  Separate Chairman and CEO positions

•  Active Board refreshment with average tenure of just 5.6 years

•  All Audit Committee members are financial experts

Shareholder Rights	Additional Practices

•  No poison pill

•  Right to call special meetings

•  Right to nominate trustees (proxy access)

•  Majority shareholder vote to amend bylaws and approve M&A transactions

•  Majority vote requirements for trustee elections

•  Stock ownership guidelines

•  Clawback policy covering all compensation

•  Anti-hedging policy

•  No employment or severance agreements

•  Double-trigger equity vesting upon change of control

•  Political and charitable contributions policy

Code of Conduct

Employees, executive management, and trustees must adhere and annually attest to our Code of Conduct, which includes policies and standards around personal, professional, and marketplace integrity; anonymous reporting of concerns; and protecting Company assets, records, and information. The Code of Conduct also covers the Foreign Corrupt Practices Act, antitrust and competition laws, anti-boycott laws, export control laws, insider trading laws, and equal opportunity, diversity, and anti-harassment standards. Executive management and trustees must also adhere to additional Codes of Conduct and Governance Guidelines.

Ongoing Board Refreshment

Our Board has demonstrated a commitment to board refreshment, appointing six new independent trustees since 2020.

Our Commitment

We are committed to a forward-looking and integrated approach to sustainability across our organization. We strive to further reduce the Company’s environmental footprint while bolstering our resilience in the face of environmental, economic, political, data security, reputational, and other risks. We will continually strengthen our unique competitive advantages in order to manage risk, create and act upon opportunity, and generate sustained long-term value for our stakeholders. Please refer to our Sustainability Report available on our website at publicstorage.com for additional information regarding our sustainability program, efforts, and commitment to our stakeholders.

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Proposal 1: Election of Trustees

Proposal 1:

Election of Trustees

Our Board has nominated fourteen trustees, who, if elected by shareholders at our Annual Meeting, have agreed to serve until next year’s annual meeting of shareholders.
RECOMMENDATION: Vote FOR each nominee

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Proposal 1: Election of Trustees

PROPOSAL 1

ELECTION OF TRUSTEES

EXECUTIVE SUMMARY

Our Board has nominated fourteen trustees for election at this year’s Annual Meeting to hold office until the next annual meeting of shareholders.

Each of the fourteen nominees has agreed to be named in this proxy statement and to serve on the Board if elected. We expect all nominees to attend the Annual Meeting.

If any of our nominees becomes unavailable to stand for election, the proxies named on the proxy card intend to vote your Common Stock for the election of any substitute nominee proposed by the Board.

We believe that each nominee has the skills, experience, and personal qualities the Board seeks and that the combination of these nominees creates an effective, well-functioning Board that serves the best interests of Public Storage and our shareholders.

The Board is responsible for overseeing management and providing sound governance on behalf of our shareholders. The Board and each of its committees have an active role in overseeing management of the Company’s risks, a responsibility that the Board believes is one of its most important areas of oversight.

The Board carries out its responsibilities through (1) the effective collaboration of our highly capable and experienced trustees; (2) a well-crafted Board structure, which includes separate individuals holding the positions of the CEO, the Chairman of the Board, and the Lead Independent Trustee; (3) a strong committee structure that enables trustees to provide the appropriate level of focused oversight and subject-matter expertise; and (4) adherence to our Corporate Governance Guidelines and Trustees’ Code of Ethics.

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Proposal 1: Election of Trustees

BOARD COMPOSITION HIGHLIGHTS

Trustee diversity is important because having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom. Our trustees represent a diversity of professional experience, race, ethnicity, gender, age, and cultural background, including:

Independence	Gender Diversity

Racial Diversity*	Age Diversity

Tenure**

*	Racial diversity includes self-identification as a member of an underrepresented community.
**	Average tenure is 5.6 years.

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Proposal 1: Election of Trustees

BOARD EVALUATIONS AND NOMINATIONS

In our annual Board evaluation and nomination process, the Nominating, Governance, and Sustainability (NGS) Committee evaluates our trustees in light of the current needs of the Board and the Company. In addition, during the course of the year, the NGS Committee discusses Board succession and reviews potential trustee candidates. The NGS Committee has in the past retained third parties to assist in identifying potential nominees.

Our annual evaluation process involves assessments at the Board, Board committee, and individual trustee levels under the direction of the NGS Committee Chair and the Chairman of the Board. This process assists the Board in determining the appropriate nominees for election based on current Company and Board needs. In addition, the NGS Committee takes into consideration its ongoing evaluation of potential new trustee candidates when recommending a slate of nominees for election to the Board at each annual meeting of shareholders.

BOARD QUALIFICATIONS

The NGS Committee has developed a matrix of skills to assess the qualifications of trustee candidates, including:

•

core trustee attributes—independence, high integrity and ethical standards, public company service, risk management experience, understanding or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other trustees and management;

•	diversity enhancing qualities—age, tenure, gender, and diverse background, including membership in underrepresented communities; and

•

additional skills such as financial literacy, industry experience, operational management experience, capital markets/banking expertise, corporate governance, real estate, technology, marketing, tax, senior executive experience, and other expertise that may be important to the Company’s strategic objectives.

The NGS Committee considers all these relevant attributes of each Board candidate, including professional skills, experience and knowledge, and gender, race, ethnicity, nationality, and background, with the goal of putting forth a diverse slate of candidates with a combination of skills, experience, and personal qualities that will best serve the Board and its committees, our Company, and our shareholders.

BOARD REFRESHMENT AND SUCCESSION STRATEGY

Our Board and the NGS Committee understand the importance of Board refreshment. We aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new experience, ideas, and energy that can come from adding trustees. We regularly consider whether the range of our Board’s tenure appropriately encompasses trustees who have historic institutional knowledge of Public Storage and the competitive environment, complemented by newer trustees with varied backgrounds, perspectives, and skills. As a result of our ongoing Board refreshment efforts, the average tenure of our trustees is currently 5.6 years.

The NGS Committee takes a strategic approach to refreshment and succession planning. The NGS Committee’s approach includes considering the Company’s business strategy, regularly refining its list of the skills necessary for effective Company oversight over the short- and long-term, regularly assessing how the current Board meets these targeted skills, and identifying skills and backgrounds that should be bolstered by adding new trustees.

Public Storage  |  2022 Proxy Statement  |  15

Proposal 1: Election of Trustees

These ongoing strategic assessments are supported and informed by the rigorous annual evaluation process performed under the direction of the NGS Committee Chair and the Chairman of the Board at the Board, Board committee, and individual trustee levels. We also consider any meaningful changes in the job responsibilities or business associations of a trustee in the event of any such change, and our Corporate Governance Guidelines and Trustees’ Code of Ethics permit the NGS Committee to request that a trustee resign if such change impairs the trustee’s effectiveness. The NGS Committee also takes into account anticipated trustee retirements as it considers its long-term Board composition goals. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding Board performance.

Assuming the election of this year’s proposed trustee nominees, we believe we will have a good balance between tenured trustees with significant experience with the Company and newer trustees with fresh perspectives. The proposed slate of nominees constitutes a strong, independent Board that will be well-positioned to navigate the current challenging business environment and accelerate the Company’s growth and accomplishment of key corporate objectives for the benefit of all of our stakeholders.

BOARD FOCUS ON DIVERSITY

Board succession and ensuring an appropriate balance of experience and diversity are key focus areas for the NGS Committee and the Board. Our Board reflects diverse perspectives, including a complementary mix of skills, experience, and backgrounds, that we believe are paramount to our ability to represent the interests of all stakeholders. Our Board recognizes the importance of diversity and supports management’s efforts to enhance all aspects of diversity throughout the Company.

Our trustees, over 85% of whom are independent, have a broad range of experience in varying fields, including finance, real estate, financial reporting, banking, international affairs, governance, marketing, retail, operations, legal, and cybersecurity/technology. A majority of our trustees hold or have held directorships at other U.S. public companies. Five of our trustees, in addition to our Chairman and our CEO, have served as CEOs, and all have demonstrated superb leadership and analytical skills gained from deep experience in management, finance, and corporate governance.

Five of our trustees are women, and four trustees are racially diverse or self-identify as being from an underrepresented community. Additionally, our Chairman and our CEO have provided meaningful in-person opportunities for the Board to interact with key members of management beyond our executive officers on a quarterly basis. Half of our current executive officers are diverse (including our Chief Administrative Officer and Chief Legal Officer). Similarly, 52% of our over 5,800 employees are people of color and 68% of our employees are female.

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Proposal 1: Election of Trustees

NOMINEE QUALIFICATIONS

The Board has nominated fourteen trustees, all of whom are incumbents elected at our 2021 annual meeting of shareholders.

We recommend that you vote FOR each nominee.

Nominee	Age	Principal Professional Background	Trustee Since	Committee Membership

Ronald L. Havner, Jr.	64	Chairman of the Board; Retired Chief Executive Officer of Public Storage	2002

Tamara Hughes Gustavson (Independent Trustee)	60	Real Estate Investor; Philanthropist	2008

Leslie S. Heisz (Independent Trustee)	61	Retired Managing Director of Lazard Frères	2017	NGS and Long-Term Planning

Michelle Millstone-Shroff (Independent Trustee)	46	Former Chief Customer Experience Officer of Bed Bath & Beyond	2021	Compensation and Long-Term Planning

Shankh S. Mitra (Independent Trustee)	41	Chief Executive Officer and Chief Investment Officer of Welltower, Inc.	2021	Compensation and Long-Term Planning

David J. Neithercut (Lead Independent Trustee)	66	Retired President and Chief Executive Officer of Equity Residential	2021	NGS and Long-Term Planning

Rebecca Owen (Independent Trustee)	60	Retired President of CEI Realty Inc.; Former Chief Legal Officer of Clark Enterprises, Inc.	2021	Audit and Long-Term Planning

Kristy M. Pipes (Independent Trustee)	62	Retired Managing Director and Chief Financial Officer of Deloitte Consulting	2020	Audit (Chair) and NGS

Avedick B. Poladian (Independent Trustee)	70	Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc. (Lowe Enterprises)	2010	Audit and Compensation (Chair)

John Reyes (Independent Trustee)	61	Retired Chief Financial Officer of Public Storage	2019

Joseph D. Russell, Jr.	62	President and CEO of Public Storage; Former Chief Executive Officer of PS Business Parks, Inc. (PS Business Parks)	2019

Tariq M. Shaukat (Independent Trustee)	49	President, Bumble	2019	Audit

Ronald P. Spogli (Independent Trustee)	73	Co-Founder of Freeman Spogli & Co.; Former Ambassador to the Italian Republic and the Republic of San Marino	2010	NGS (Chair) and Compensation

Paul S. Williams (Independent Trustee)	62	Retired Partner at Major, Lindsey & Africa; Former President of the National Association of Corporate Directors (NACD) Chicago Chapter	2021	Compensation and NGS

Public Storage  |  2022 Proxy Statement  |  17

Proposal 1: Election of Trustees

TRUSTEE NOMINEES SKILLS SUMMARY

The Board believes that our trustee nominees provide Public Storage with the combined skills, experience, and personal qualities needed for an effective and engaged Board.

Chief Executive Officer or Executive Experience	●			●	●	●	●	●	●	●	●	●	●	●

Public Board Experience	●	●	●	●	●	●	●	●	●		●		●	●

Relevant Industry Experience	●	●			●	●	●		●	●	●		●

Financial or Tax Expertise	●		●		●	●		●	●	●		●	●

Corporate Governance Experience	●		●	●		●	●	●	●			●	●	●

M&A/Capital Markets/Capital Allocation Experience	●		●		●	●	●	●	●	●	●	●	●	●

Succession Planning/Management Development Experience	●			●	●	●	●	●	●	●	●	●	●	●

International Executive or Global Company Board Experience	●		●					●				●	●

Technology and Data Analytics Experience				●				●				●

Cybersecurity	●		●	●			●	●	●	●	●	●	●

Risk/Crisis Management	●		●	●	●	●	●	●	●	●	●	●	●	●

Brand Marketing or Consumer Facing/Retail Experience				●	●	●						●

Gender Diversity		●	●	●			●	●

Racial Diversity (including self-identification as being from an underrepresented community)					●					●		●		●

Major Shareholder		●

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Proposal 1: Election of Trustees

TRUSTEE NOMINEE BIOGRAPHIES

Age: 64 Trustee since: 2002 Trustee Qualification Highlights: Extensive leadership experience and Company and industry knowledge; financial and M&A expertise; risk management expertise

Ronald L. Havner, Jr.

Chairman

Mr. Havner joined the Board in November 2002 and has served as Chairman since August 2011. Mr. Havner served as Chief Executive Officer of Public Storage from November 2002 until his retirement on January 1, 2019. Mr. Havner joined Public Storage in 1986 and held a variety of senior management positions prior to becoming Chief Executive Officer.

Mr. Havner has served as Chairman of the Board of Public Storage’s affiliate, PS Business Parks (NYSE: PSB), since March 1998, and as Chairman of the Board of another Public Storage affiliate, Shurgard Self Storage SA (Shurgard) (EURONEXT: SHUR), since completion of its initial public offering in October 2018. Mr. Havner also serves as a director of AvalonBay Communities, Inc. (NYSE: AVB). He previously served as director of California Resources Corp. (NYSE: CRC) from December 2014 to May 2018 and was the 2014 Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).[1]

Mr. Havner’s qualifications for the Board include his extensive leadership experience and Company and industry knowledge. Having served as Chief Executive Officer for 17 years, Mr. Havner provides an invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

Age: 60 Trustee since: 2008 Trustee Qualification Highlights: Previous experience at the Company; ongoing investment; charitable board experience

Tamara Hughes Gustavson

Real Estate Investor; Philanthropist

Ms. Gustavson joined the Board in November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Senior Vice President, Administration. During the past eight years, Ms. Gustavson has supervised her personal business investments and engaged in charitable activities. Ms. Gustavson currently serves as chairperson for the Board of Trustees of American Homes 4 Rent (NYSE: AMH) and also serves on the Board of Trustees of the William Lawrence and Blanche Hughes Foundation and the Board of Trustees of the University of Southern California. Ms. Gustavson is our largest single shareholder and owns approximately 10.1% of the Company’s Common Stock.

Ms. Gustavson’s qualifications for election to the Board include her previous managerial experience at Public Storage and her ongoing investment and charitable board experience. In addition, as the largest individual shareholder of the Company, Ms. Gustavson provides the Board with a shareholder’s perspective in Board discussions about the operations and strategic direction of the Company.

[1]

In evaluating Mr. Havner’s nomination, the NGS Committee considered that Mr. Havner received the support of 89.5% of votes cast at our 2021 annual meeting of shareholders, which was slightly below the average of our other trustees. We believe this difference may be attributable to Mr. Havner’s commitments to three other public company boards. After considering Mr. Havner’s commitments, including that two of the other boards to which Mr. Havner belongs—PS Business Parks and Shurgard—are Public Storage affiliates, and his performance as Chairman of the Board, the NGS Committee concluded that Mr. Havner’s other board memberships do not affect his ability fully and effectively to discharge his duties to Public Storage. Mr. Havner has consistently attended all Board meetings, devotes sufficient time to the affairs of the Company, and has substantial experience that is of particular relevance to the Company, including his familiarity with PS Business Parks and Shurgard.

Public Storage  |  2022 Proxy Statement  |  19

Proposal 1: Election of Trustees

Age: 61

Trustee since: 2017

Committees:

NGS and Long-Term Planning

Trustee Qualification Highlights:

Business expertise across a number of industries; financial expertise; public company board experience; risk management expertise

Leslie S. Heisz

Retired Managing Director of Lazard Frères

Ms. Heisz joined the Board in February 2017. Ms. Heisz is an experienced investment banking and finance executive. Ms. Heisz joined Lazard Frères, a financial advisory and asset management firm and independent investment bank, in 2003 as a senior advisor and served as a managing director from 2004 through April 2010, providing strategic financial advisory services for clients in a variety of industries. Ms. Heisz was previously a managing director of Dresdner Kleinwort Wasserstein and its predecessor for six years, specializing in mergers and acquisitions, as well as leveraged finance, and leading the Gaming and Leisure Group and the Los Angeles office.

Ms. Heisz has been a member of the Board of Directors of Kaiser Permanente since January 2015 and Edwards Lifesciences (NYSE: EW) since July 2016. Ms. Heisz has also served on the board of a Capital Group/American Funds mutual fund cluster (CGPCS, EMGF, IVE, and GIF) since January 2019 and joined the ETF cluster in December 2021. She previously served on the Boards of Directors of Ingram Micro Inc. (NYSE: IM), Towers Watson (NASDAQ: WLTW), HCC Insurance Holdings, Inc., and International Game Technology (NYSE: IGT).

Ms. Heisz’s qualifications for election to the Board include her financial expertise and diverse business experiences across a number of industries, including deep finance and strategic advisory skills. She has also had extensive corporate governance experience serving on several public company boards.

Age: 46

Trustee since: 2021

Committees:

Compensation and Long-Term Planning

Trustee Qualification Highlights:

Extensive retail and operations experience; risk management, information technology, and cybersecurity experience

Michelle (Meka) Millstone-Shroff

Former Chief Customer Experience Officer, Bed Bath & Beyond

Ms. Millstone-Shroff joined the Board in January 2021. Ms. Millstone-Shroff previously served as the Chief Customer Experience Officer of Bed Bath & Beyond Inc. (NASDAQ: BBBY), a chain of domestic merchandise retail stores, and as the President & Chief Operating Officer of buybuy BABY, a subsidiary of Bed Bath & Beyond and a retailer of items for infants and toddlers. Prior to Bed Bath & Beyond, Ms. Millstone-Shroff worked at McKinsey & Company, a global management consulting firm, with a focus on retail- and consumer-oriented companies. Ms. Millstone-Shroff currently serves as an independent advisor to various businesses, including serving as a Senior Advisor to McKinsey & Company since April 2019.

Ms. Millstone-Shroff has served on the Boards of Directors of Athletico, a private chain of physical therapy clinics, since September 2021, Neiman Marcus Group Inc. (NYSE: NMG.A) since September 2020, Nanit, a private technology company, since December 2019, and Party City Holdco Inc. (NYSE: PRTY) since February 2019.

Ms. Millstone-Shroff’s qualifications for the Board include her significant strategic and operating experience at omni-channel retailers and her experience as a strategic operating advisor.

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Proposal 1: Election of Trustees

Age: 41

Trustee since: 2021

Committees:

Compensation and Long-Term Planning

Trustee Qualification Highlights:

Extensive experience in the real estate industry; financial and capital allocation expertise; risk management expertise

Shankh S. Mitra

Chief Executive Officer and Chief Investment Officer, Welltower Inc.

Mr. Mitra joined the Board in January 2021. Mr. Mitra has served as the Chief Executive Officer and Chief Investment Officer of Welltower Inc. (NASDAQ: WELL), a publicly traded real estate investment trust that invests in seniors housing operators, post-acute providers, and health systems, since August 2018. Previously, Mr. Mitra served as Welltower’s Senior Vice President—Investments from January 2018 to August 2018 and as Welltower’s Senior Vice President—Finance & Investments from January 2016 to January 2018. From July 2013 to December 2015, Mr. Mitra served as Portfolio Manager, Real Estate Securities at Millennium Management. Mr. Mitra served as Senior Analyst at Citadel Investment Group from April 2012 to June 2013 and Fidelity Investments from June 2009 to March 2012.

Mr. Mitra has served as a director of Welltower Inc. since October 2020.

Mr. Mitra’s qualifications for election to the Board include his extensive experience in the real estate industry and his financial acumen and expertise in capital allocation.

Age: 66

Trustee since: 2021

Committees:

NGS and Long-Term Planning

Trustee Qualification Highlights:

Extensive experience in REITs; financial and leadership expertise; corporate governance and risk management expertise

David J. Neithercut

Retired President and Chief Executive Officer, Equity Residential

Mr. Neithercut joined the Board in January 2021. He served as the Chief Executive Officer of Equity Residential (NYSE: EQR), a publicly traded real estate investment trust that invests in apartments, from January 2006 until retirement in December 2018 and as President from May 2005 to September 2018. Previously, Mr. Neithercut served as Executive Vice President—Corporate Strategy from January 2004 to May 2005, and Executive Vice President and Chief Financial Officer from February 1995 to August 2004.

Mr. Neithercut has served on the Board of Trustees of Equity Residential since 2006 and is a member of its Executive Committee. He became a member of the Board of Trustees of Americold Realty Trust (NYSE: COLD) in 2019 and currently chairs its Investment Committee and serves on the Compensation Committee. Mr. Neithercut was formerly a director of General Growth Properties, Inc. (NYSE: GGP and now a part of Brookfield Realty Partners). He also served as the 2015 Chairman of the Board of Governors of NAREIT.

Mr. Neithercut’s qualifications for election to the Board include his deep experience in the REIT space, financial expertise, and his long and successful track record in executive leadership positions.

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Proposal 1: Election of Trustees

Age: 60

Trustee since: 2021

Committees:

Audit and Long-Term Planning

Trustee Qualification Highlights:

Extensive real estate experience; legal and governance and public company board experience; capital allocation, risk management, and succession planning experience

Rebecca Owen

Retired President of CEI Reality, Inc.; Former Chief Legal Officer of Clark Enterprises, Inc.

Ms. Owen joined the Board in January 2021. Ms. Owen has served as the Chairman and founder of Battery Reef, LLC, a commercial real estate investment and management company, since January 2019. From 1995 until January 2019, she served in various roles at Clark Enterprises, Inc., a private investment firm, and its affiliated companies, including as President and Chief Investment Officer of CEI Realty, Inc., the real estate investment arm of Clark Enterprises, Inc., from 2015 to 2019, and Chief Legal Officer of Clark Enterprises, Inc. from 1995 to 2017.

Ms. Owen has served on the Board of Directors of WillScot Mobile Mini Holdings Corp. (NASDAQ: WSC), a business services provider specializing in flexible workspace and portable storage solutions, since November 2021 (and previously served on that board from April 2019 to June 2020). In addition, Ms. Owen has served on the Board of Directors of Carr Properties, a private real estate investment trust, since 2013, and on the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, a registered investment advisor, since 2017. Previously, Ms. Owen served on the Board of Directors of Jernigan Capital, Inc. (NYSE: JCAP) from December 2018 to November 2020.

Ms. Owens qualifies as one of the Company’s Audit Committee financial experts and her qualifications for the Board include her significant experience as both an executive and director in the real estate industry.

Age: 62

Trustee since: 2020

Committees:

Audit (Chair) and NGS

Trustee Qualification Highlights:

Extensive leadership and financial expertise and other public company board experience; risk management, information technology, and cybersecurity expertise

Kristy M. Pipes

Former Managing Director and Chief Financial Officer of Deloitte Consulting

Ms. Pipes joined the Board in October 2020. Ms. Pipes previously served as Managing Director and Chief Financial Officer of Deloitte Consulting, a management consultancy firm with operations in the United States, India, Germany, and Mexico, where she managed the finance function. Ms. Pipes held various leadership positions, including serving on the firm’s Management Committee and Consulting Operations Committee. Prior to joining Deloitte in 1999, Ms. Pipes was Vice President and Manager, Finance Division, at Transamerica Life Companies and Senior Vice President and Chief of Staff for the President and Chief Executive Officer (among other senior management positions) at First Interstate Bank of California.

Ms. Pipes also serves as a director of PS Business Parks (NYSE: PSB), ExlService Holdings, Inc. (NASDAQ: EXLS), and Savers/Value Village.

Ms. Pipes qualifies as one of the Company’s Audit Committee financial experts, and her qualifications for election to the Board include her extensive financial analysis, operational, technology, and risk management expertise. Ms. Pipes also brings deep management and leadership experience to the Board, having held several senior leadership positions during her career.

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Proposal 1: Election of Trustees

Age: 70

Trustee since: 2010

Committees:

Compensation (Chair) and Audit

Trustee Qualification Highlights:

Accounting and financial expertise and other public company board experience; extensive knowledge of the real estate industry; risk management expertise

Avedick B. Poladian

Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises

Mr. Poladian joined the Board in February 2010. From 2007 to the end of 2016, Mr. Poladian held the positions of Executive Vice President and Chief Operating Officer for Lowe Enterprises, a diversified national real estate company that he joined in 2003. Mr. Poladian was with Arthur Andersen from 1974 to 2002 as Managing Partner, Pacific Southwest.

He serves as a director of funds managed by Western Asset Management Funds, including two publicly traded funds, and is a director of Occidental Petroleum Corporation (NYSE: OXY). Mr. Poladian is also a member of the Board of Councilors of the USC Sol Price School of Public Policy, the Board of Advisors of the Ronald Reagan UCLA Medical Center, and the YMCA of Metropolitan LA. He previously served on the boards of California Pizza Kitchen (previously listed on Nasdaq) and California Resources Corporation (NYSE: CRC).

Mr. Poladian qualifies as one of the Company’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Mr. Poladian has extensive knowledge of the real estate industry and key business issues by virtue of his service in a senior management position at one of the world’s largest accounting firms and his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company. Through his experience with other public companies, Mr. Poladian brings valuable insight into our business and corporate governance.

Age: 61 Trustee since: 2019 Trustee Qualification Highlights: Leadership and experience at the Company as former CFO; accounting and financial expertise; risk management and cybersecurity expertise

John Reyes

Retired Senior Vice President and Chief Financial Officer of Public Storage

Mr. Reyes joined the Board in January 2019. Mr. Reyes served as Senior Vice President and Chief Financial Officer of Public Storage from 1996 until his retirement effective January 1, 2019. Mr. Reyes joined Public Storage in 1990 and served in various positions until his promotion to Chief Financial Officer in 1996. From 1983 to 1990, Mr. Reyes was employed by EY as a Certified Public Accountant.

In considering the nomination of Mr. Reyes for election to the Board, the Board considered Mr. Reyes’s extensive accounting and financial expertise, his experience in having served as the Company’s Senior Vice President and Chief Financial Officer from 1996 to January 1, 2019, as well as Mr. Reyes’s tenure with the Company of almost 30 years. As our former Chief Financial Officer, he is able to provide unique insights into our Company’s financial reporting, controls, and risk management, as well as capital management processes and assessments. Mr. Reyes provides invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

Public Storage  |  2022 Proxy Statement  |  23

Proposal 1: Election of Trustees

Age: 62

Trustee since: 2019

Committees:

Long-Term Planning (Chair)

Trustee Qualification Highlights:

Extensive leadership experience; extensive Company and industry knowledge; risk management expertise

Joseph D. Russell, Jr.

President and Chief Executive Officer of Public Storage

Mr. Russell joined the Board in January 2019. Mr. Russell has been President of Public Storage since July 2016 and has served as its Chief Executive Officer since January 1, 2019. Previously, Mr. Russell was President and Chief Executive Officer of PS Business Parks (NYSE: PSB), an affiliate of the Company that acquires, develops, and operates commercial properties, from August 2002 until July 2016. Mr. Russell has served on the Board of Directors of PS Business Parks since August 2003. Mr. Russell also serves on the Board of Governors of NAREIT. Before joining PS Business Parks, Mr. Russell was employed by Spieker Properties, Inc. (Spieker; previously listed on the NYSE), an owner and operator of office and industrial properties in Northern California, and its predecessor, for more than ten years. Mr. Russell served as an officer of Spieker when it became a publicly traded REIT in 1993.

Mr. Russell’s qualifications for election to the Board include his leadership experience and Company and industry knowledge, including his more than 25 year involvement with publicly traded REITs and extensive experience with self-storage, office, and industrial real estate. Mr. Russell provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Age: 49

Trustee since: 2019

Committees: Audit

Trustee Qualification Highlights:

Extensive experience in marketing, consumer-facing issues, and technology; leadership experience; cybersecurity expertise

Tariq M. Shaukat

President, Bumble

Mr. Shaukat joined the Board in July 2019. He has been President of Bumble Inc. since July 2020. Prior to that, he was President of Google Cloud at Google LLC, where he oversaw operating and customer-based initiatives to accelerate growth across all lines of business, including analytics and machine learning. Prior to joining Google LLC in 2016, Mr. Shaukat was Executive Vice President and Chief Commercial Officer at Caesars Entertainment Corporation, after initially joining the company in 2012 as Executive Vice President and Chief Marketing Officer. His responsibilities included oversight of revenue management, marketing, information technology, and analytics across all business lines. Prior to Caesars Entertainment Corporation, Mr. Shaukat was a Partner at McKinsey & Company and held leadership positions at various technology-based companies.

Mr. Shaukat qualifies as one of the Company’s Audit Committee financial experts. Mr. Shaukat’s qualifications for election to the Board include his extensive digital, marketing, technology, cybersecurity, and data analytics experience. In addition, Mr. Shaukat brings his proven leadership and unique perspective to the Board.

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Proposal 1: Election of Trustees

Age: 73

Trustee since: 2010

Committees:

NGS (Chair) and Compensation

Trustee Qualification Highlights:

Broad-ranging investment banking and executive experience; experience in corporate governance and government and international relations

Ronald P. Spogli

Co-Founder of Freeman Spogli & Co.

Former Ambassador to the Italian Republic

and the Republic of San Marino

Mr. Spogli joined the Board in February 2010. Mr. Spogli co-founded Freeman Spogli & Co. (Freeman Spogli), a private investment firm dedicated to middle-market companies positioned for growth, in 1983. Freeman Spogli has invested over $5.3 billion of private equity capital in 67 companies over four decades and currently manages four individual funds totaling $5 billion in committed capital. He served as the United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009.

Mr. Spogli also serves as the Vice Chair of The J. Paul Getty Trust and on the Boards of Trustees of the W. M. Keck Foundation, the Center for American Studies in Rome, Italy, and White Bridge Investments, an Italian investment company.

Mr. Spogli’s qualifications for election to the Board include his broad-ranging board and executive responsibilities for a variety of companies engaged in consumer businesses in which the firm of Freeman Spogli has investments. In addition, Mr. Spogli’s experience in government and international relations provides helpful insight in the European countries where Public Storage has investments.

Age: 62 Trustee since: 2021 Committees: Compensation and NGS Trustee Qualification Highlights: Extensive experience in corporate governance; public company board experience

Paul S. Williams

Retired Partner, Major, Lindsey & Africa

Former President, National Association of Corporate Directors, Chicago Chapter

Mr. Williams joined the Board in January 2021. Mr. Williams served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, from 2005 to 2018. He also served as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. Mr. Williams is the immediate past President of the Chicago Chapter of the NACD. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc. (NYSE: CAH), a provider of products and services to healthcare providers and manufacturers.

Mr. Williams has served on the Boards of Directors of Compass Minerals (NYSE: CMP), a producer of salt, plant nutrients, and magnesium chloride for distribution primarily in North America, since June 2009, Romeo Power, Inc. (NYSE: RMO), an energy technology company, since December 2020, and Air Transport Services Group (NASDAQ: ATSG), a provider of aircraft leasing and air cargo transportation and related services, since January 2021.

Mr. Williams served as a director of Essendant, Inc. (NASDAQ: ESND), a publicly traded national wholesale distributor of business products, from 2014 through 2019 and served as a director of Bob Evans Farms, Inc. (NASDAQ: BOBE), a publicly traded owner and operator of restaurants, from 2007 through 2017. He also served as Lead Independent Director of State Auto Financial Corporation (NASDAQ: STFC), a publicly traded property and casualty insurance company, on whose board he served from 2003 to 2015. Since early 2020, Mr. Williams has served on the board of directors of a large cluster of funds in the American Funds mutual fund family (part of the privately-held Capital Group).

Mr. Williams’s qualifications for the Board include his extensive legal, regulatory, and corporate governance experience. In addition, Mr. Williams brings substantial executive management leadership experience and a strong background in human resources and talent development, including with respect to diversity and inclusion.

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Proposal 1: Election of Trustees

VOTE REQUIRED AND RECOMMENDATION

For the election of trustees, trustee nominees receiving an affirmative vote of a majority of the votes cast at the Annual Meeting will be elected. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends voting FOR all trustee nominees.

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Proposal 1: Election of Trustees

CORPORATE GOVERNANCE

BOARD ENGAGEMENT AND OVERSIGHT

Our Board has been a critical resource for senior management and has provided invaluable insight and oversight, including as senior management formulated the organic and external growth strategy the Company shared at its 2021 Investor Day and as the Company continued to respond to the COVID-19 pandemic. The Board and our senior leadership team engaged regularly and collaborated closely to ensure the Company met its commitments to all stakeholders, including our employees, customers, and our shareholders.

While the COVID-19 pandemic has required our senior management team and the Board’s continued attention, one of the Board’s highest priorities continues to be guiding the development and execution of the Company’s long-term strategy. The Board remains focused on working with management to develop strategies to accelerate growth and create long-term value for our shareholders.

GOVERNANCE STRUCTURE

Our Board oversees the CEO and other senior management to ensure that the long-term interests of the Company and our shareholders are best served. We expect our trustees to take a proactive, focused approach to executing their oversight responsibilities.

Our governance structure is designed to foster principled actions, informed and effective decision-making, and appropriate monitoring of performance, risk, and compliance. Our key governance documents, including our Corporate Governance Guidelines and Trustee’s Code of Ethics, Code of Conduct, Code of Ethics for Senior Financial Officers, and our committee charters, are available on the Investor Relations section of our website at publicstorage.com or by writing to Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary. We will disclose any substantive amendments to or waivers of any of our ethics policies and standards on our website and in accordance with Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) requirements.

BOARD LEADERSHIP STRUCTURE

One of the Board’s key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of Chairman and CEO should be separated or combined. The Board believes that Public Storage shareholders are best served when the Board has flexibility to consider the relevant facts and circumstances to ensure that the Board leadership structure best reflects the needs of the Company at that time.

Prior to January 1, 2019, when Ronald L. Havner, Jr., retired as CEO, the roles of Chairman and CEO were combined and held by Mr. Havner. Upon his retirement, the Board determined that Mr. Havner would remain Chairman of the Board, and the roles of Chairman and CEO have been separately held by Mr. Havner and Mr. Russell, respectively, since January 1, 2019.

Our Board established the position of Lead Independent Trustee in 2011 to provide for an independent leadership role on the Board when the roles of Chairman and CEO are combined. Notwithstanding that the Chairman and CEO roles were separated on January 1, 2019, we maintain the Lead Independent Trustee role as a matter of good corporate governance and to bolster the independence of the Board.

Public Storage  |  2022 Proxy Statement  |  27

Proposal 1: Election of Trustees

We describe more fully the role of the Lead Independent Trustee in our Corporate Governance Guidelines. Among other things, the Lead Independent Trustee presides at all executive sessions of the independent trustees. Our Lead Independent Trustee is David Neithercut, who was appointed in January 2021.

BOARD COMMITTEES

The three standing committees of the Board are the Audit, NGS, and Compensation Committees. The Board has determined that each member of the Audit, NGS, and Compensation Committees is independent in accordance with NYSE rules.

Each committee has a charter that generally states the purpose of the committee and outlines the committee’s structure and responsibilities. Each committee reviews the adequacy of its charter annually. The following lists the number of meetings held by each committee in 2021:

Committee	Number of Meetings in 2021

Audit	5

Compensation	4

Nominating, Governance, and Sustainability	5

The current membership and primary areas of responsibility of our Board committees are as follows:

Audit Committee

Members: Kristy M. Pipes (Chair), Rebecca Owen, Avedick B. Poladian, and Tariq M. Shaukat

•	Oversees the accounting and financial reporting processes of the Company

•

Oversees our ERM framework and, specifically, financial, cybersecurity, and other information technology risks relating to the Company, including steps management has taken to monitor and control financial and cybersecurity risk exposure

•

Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal or regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants

•	Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm

•	Oversees the accuracy and reliability of the Company’s quantitative public disclosures relating to ESG matters

•	All four members of our Audit Committee qualify as financial experts and meet the Securities and Exchange Commission (SEC) and NYSE’s heightened independence requirements for audit committee members

Compensation Committee

Members: Avedick B. Poladian (Chair), Shankh S. Mitra, Michelle Millstone-Shroff, Ronald P. Spogli, and Paul S. Williams

•

Evaluates, either as a committee or together with other independent trustees, our CEO’s performance and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans

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•	Sets the amount and form of compensation for the executive officers who report to the CEO

•	Administers the Company’s equity and incentive compensation plans

•

Reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy statement and to recommend to the Board inclusion of the CD&A in the Company’s Annual Report on Form 10-K and annual proxy statement

•

Periodically reviews and evaluates the compensation for trustees, including Board and committee retainers, equity-based compensation, and such other forms of compensation as it may consider appropriate, and recommends to the Board, as appropriate, changes to such compensation

•	Provides a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement

•	Prepares the Compensation Committee Report for inclusion in the Company’s annual proxy statement

•

Reviews and discusses, at least annually, the Company’s processes for evaluating whether any risks arising from the Company’s compensation policies and practices are reasonably likely to have any material adverse effects, and the Company’s management of such risks

•	Oversees the advisory shareholder votes on the Company’s executive compensation programs and policies and the frequency of such votes, and evaluates the Compensation Committee’s performance annually

Nominating, Governance, and Sustainability (NGS) Committee

Members: Ronald P. Spogli (Chair), Leslie S. Heisz, David J. Neithercut, Kristy M. Pipes, and Paul S. Williams

•

Assists the Board in identifying individuals qualified to become Board members, recommending nominees to the Board to fill vacancies and new appointments, and ensuring that the Board reflects diversity of experience, skills, background, gender, race, and/or ethnicity

•	Prior to each annual meeting of shareholders, recommends to the Board a slate of nominees for election as trustees

•	Reviews and makes recommendations to the Board on Board organization and succession

•	Assists the Board in evaluating the performance of the Board and its committees

•	Conducts preliminary reviews of trustee independence

•	Reviews and makes recommendations for committee appointments to the Board

•	Assesses and makes recommendations to the Board on corporate governance matters

•	Develops and assesses the adequacy of the Corporate Governance Guidelines and Trustees’ Code of Ethics and other governance policies on an ongoing basis and recommends any changes to the Board

•	Administers the Company’s stock ownership guidelines for trustees and executive officers, including granting hardship exceptions

•	Oversees new trustee orientation

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Proposal 1: Election of Trustees

•

Assists the Board in overseeing the Company’s strategies and policies for human capital development and training, including diversity and inclusion, and coordinates with other Board committees on such matters as appropriate

•	Supports the Board in developing and maintaining Company-level policies on ESG matters

•	Oversees the Company’s ESG Committee and oversees and monitors management’s efforts and activities on ESG initiatives, including any Company ESG performance goals

•	Oversees the Company’s disclosure practices related to ESG matters, including the Company’s Sustainability Report

•	Oversees political and charitable contributions and other public policy matters

PROXY ACCESS

Our Amended and Restated Bylaws (Bylaws) provide for proxy access, thereby giving our shareholders an even greater voice in trustee elections. A shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. There are no qualifying shareholder nominations for inclusion in our proxy statement.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board is responsible for overseeing our Company-wide approach to the identification, assessment, and management of key risks facing the Company. The Board recognizes its responsibility for overseeing the assessment and management of risks that may threaten successful execution of our long-term strategies.

The Board’s risk management processes include a comprehensive ERM framework focused on:

•	evaluating the risks facing the Company and aligning the Company’s efforts to mitigate those risks with its strategy and risk appetite;

•	communicating and improving the Company’s understanding of its key risks and responsive actions; and

•	providing the Board with a measurable way to exercise its oversight responsibilities over the Company’s risk assessment and risk management efforts.

Critical components of our risk oversight framework include regular assessments among risk owners to identify and assess key risks facing the Company. Our executive team calibrates risk owner assessments across each of our key risk categories and leads efforts to identify mitigation controls to reduce the Company’s exposure to risks.

Oversight for certain specific risks falls under the responsibilities of our Board committees. The committees regularly advise the full Board of their oversight activities.

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The Audit Committee focuses on financial and other risks, including reputational and legal risks, affecting the Company. The Audit Committee also discusses the Company’s policies with respect to risk assessment and risk management.

•

Oversight of Financial Risks. The Audit Committee, which comprises entirely independent trustees and financial experts, is responsible for assisting the Board in fulfilling its oversight of the effectiveness of the accounting and financial reporting processes of the Company and audits of its financial statements, including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accountants’ qualifications, independence, and performance; and the scope and results of internal audits, the Company’s internal controls over financial reporting, and the performance of the Company’s internal audit function.

•

Oversight of Information Security Risks. The Audit Committee also oversees cybersecurity and other information technology risks affecting the Company. Management reports quarterly to the Audit Committee regarding information security. All four members of our Audit Committee have cybersecurity experience from their principal occupation or other professional experience. See “Corporate Governance—Cybersecurity” on page 32 for more information about how the Audit Committee and the Company are committed to properly addressing cybersecurity risks we face in today’s global business environment.

The Compensation Committee focuses on risks related to our compensation program, including evaluating appropriate compensation incentives relating to the compensation of our executives and employees.

•

Oversight of Compensation Risks. The Compensation Committee annually considers a report from management in their review of the Company’s processes for evaluating potential risks related to compensation policies and practices applicable to all employees and the Company’s management of such risks. Most recently, in February 2022, the Compensation Committee considered the Company’s Annual Report on Form 10-K and also considered and discussed with management its conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

In connection with preparing the report for the Compensation Committee’s consideration, members of our senior management team, including our CEO and Chief Administrative Officer, reviewed the target metrics for all of our employee incentive compensation plans. At the completion of the review, management and the Compensation Committee concluded that our incentive compensation plans did not create undue risks for the Company.

The Nominating, Governance, and Sustainability Committee focuses on risks associated with succession planning, corporate governance, Board effectiveness, and public policy matters, including political and charitable contributions. The NGS Committee also supports the Board in identifying and overseeing risks associated with ESG and sustainability matters and, as appropriate, coordinates with other Board committees on such matters (such as the Compensation Committee with respect to ESG-related compensation metrics and the Audit Committee with respect to internal controls regarding ESG reporting).

Our Board and Board committees regularly receive presentations from management on risks to the business. Additionally, all trustees have access to members of management if a trustee wishes to follow up on items discussed outside of the Board or committee meeting.

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Proposal 1: Election of Trustees

CYBERSECURITY

Public Storage devotes significant resources to protecting and continuing to improve the security of our computer systems, software, networks, and other technology assets. Our security efforts are designed to preserve the confidentiality, integrity, and continued availability of all information owned by, or in the care of, the Company and protect against, among other things, cybersecurity attacks by unauthorized parties attempting to obtain access to confidential information, destroy data, disrupt or degrade service, sabotage systems, or cause other damage.

Board Oversight

Our Board considers cybersecurity risk as one of the most significant risks to our business. The Board has delegated to the Audit Committee oversight of cybersecurity and other information technology risks affecting the Company. The Audit Committee periodically evaluates our cybersecurity strategy to ensure its effectiveness. Management provides quarterly reports to the Audit Committee regarding cybersecurity and other information technology risks, and the Audit Committee in turn provides reports to the full Board.

As part of our Board refreshment efforts in recent years, we have focused on adding trustees with information technology skills. Currently, ten members of our Board, including all four members of our Audit Committee, have cybersecurity experience from their principal occupation or other professional experience. In addition, several members of our Audit Committee have attended third-party director education courses on cybersecurity, including cyber risk governance, and privacy issues and trends in 2021.

Cybersecurity Risk Identification and Management

A dedicated team of technology professionals works throughout the year to monitor all matters of risk relating to cybersecurity. Our Chief Technology Officer and our Vice President, Management Information Systems, oversee our information security program. Their teams are responsible for leading enterprise-wide cyber resilience strategy, policy, standards, architecture, and processes.

We identify and address information security risks by employing a defense-in-depth methodology that provides multiple, redundant defensive measures and prescribes actions to take in case a security control fails or a vulnerability is exploited. We leverage internal resources, along with strategic external partnerships, to mitigate cybersecurity threats to the Company. We have partnerships for Security Operations Center (SOC) services, penetration testing (PENTEST), incident response (IR), and various third-party assessments. We deploy both commercially available solutions and proprietary systems to manage threats to our information technology environment actively.

Our cybersecurity oversight infrastructure is externally audited as part of our Sarbanes-Oxley audit process and our controls include information security standards. In addition, we are externally audited and certified by top information security standards, specifically Payment Card Industry Data Security Standard (PCI DSS), to ensure we comply with this rigorous standard specifically for the safe handling and protection of credit card data. Additionally, we are assessed internally and externally against the National Institute of Standards and Technology (NIST) Cyber Security Framework, and our external partners provide an independent ranking of cyber security maturity and coverage as part of their services. We regularly engage appropriate external resources regarding emerging threats to navigate the diverse cybersecurity landscape.

In addition to ensuring adequate safeguards are in place to minimize the chance of a successful cyber-attack, the Company has established well-defined response procedures effectively to address any

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cyber event that may occur despite these robust safeguards. These response procedures are designed to identify, analyze, contain, and remediate such cyber incidents to ensure a timely, consistent, and compliant response to actual or attempted data incidents impacting the Company. Recently, the Company completed two separate Disaster Response and Business Continuity Plan exercises to validate our current readiness, and the Company devotes appropriate resources and enlists partners to adapt to the evolving threat landscape.

The Company takes data protection seriously and ensures every employee understands their role in keeping Public Storage safe from cyber-attacks. We employ a robust information security and training program for our employees, including mandatory computer-based training, regular internal communications, and ongoing end-user testing to measure the effectiveness of our information security program. As part of this commitment, we require our employees to complete a Cybersecurity Awareness eCourse and acknowledge our Information Security policy each year. In addition, we have an established schedule and process for regular phishing awareness campaigns that are designed to emulate real-world contemporary threats and provide immediate feedback (and, if necessary, additional training or remedial action) to employees.

We have experienced no material information security breaches in the last three years. As such, we have not spent any material amount of capital on addressing information security breaches in the last three years, nor have we incurred any material expenses from penalties and settlements related to a material breach during this same time.

We believe we are adequately insured against losses related to a potential information security breach, and do not carry any cybersecurity insurance.

POLITICAL AND CHARITABLE CONTRIBUTIONS

Our NGS Committee oversees the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political contributions, the NGS Committee has adopted Political and Charitable Contributions Guidelines that apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to the Guidelines must be approved by a management committee and/or the NGS Committee. All contributions are required to be reported quarterly to the NGS Committee.

BOARD ORIENTATION AND EDUCATION

Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management, and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, discussions with management, and the opportunity to attend external board education programs. In addition, all Board members have access to resources of the NACD through a Company membership.

TRUSTEE INDEPENDENCE

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a trustee is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the Company and the trustee.

•

Over 85% of the Board is Independent. The Board has determined that all of our trustee nominees are independent except for Ronald L. Havner, Jr. and Joseph D. Russell, Jr. The Board reached this determination after considering all relevant facts and circumstances,

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Proposal 1: Election of Trustees

responses to trustee questionnaires, and transactions and relationships, if any, between us, our affiliates, our executive officers, and their affiliates, and each trustee and their affiliates.

•

The Audit, NGS, and Compensation Committees are 100% Independent. The Audit, NGS, and Compensation Committees are composed exclusively of independent trustees. The Board determined that all members of the Audit Committee satisfied the heightened independence requirements for audit committee members, and all of the members of the Compensation Committee satisfied the heightened independence requirements for compensation committee members, in each case, in accordance with NYSE and SEC rules.

•

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee (i) was, during the year ended December 31, 2021, or had previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness, to the Company. No interlocking relationships existed during the year ended December 31, 2021, between any member of the Board or the Compensation Committee and an executive officer of the Company.

COMMUNICATIONS WITH THE BOARD

Shareholders and interested parties can communicate with any of the trustees, individually or as a group, by writing to them in care of Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201. We will forward each communication intended for the Board and received by the Corporate Secretary related to the operation of the Company and not otherwise commercial in nature to the specified party following its clearance through normal security procedures.

TRUSTEE ATTENDANCE

The Board held nine meetings in 2021, including telephonic meetings. We do not have a policy regarding trustee attendance at the annual meeting of shareholders, but expect trustees to attend. Thirteen trustees serving on the Board at that time attended the 2021 annual meeting of shareholders. Each trustee attended over 75% of the aggregate number of Board meetings and committee meetings for the committees on which they served, if any.

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COMPENSATION OF TRUSTEES

Trustees who are not also Public Storage employees (non-management trustees) receive compensation for their service. The Board determines the form and amount of compensation for non-management trustees after consideration of the recommendation of the Compensation Committee. The Board has approved the mix of cash and equity compensation described below.

Cash Retainers. Retainers are paid quarterly in cash and are prorated when a trustee joins the Board (or in the case of the Lead Independent Trustee, when an appointment is made) other than at the beginning of a calendar year. Below are the annual retainers that non-management trustees were entitled to receive during 2021 for Board service:

Compensation	Amount

Board member	$120,000

Lead Independent Trustee supplemental retainer	$20,000

Audit Committee Chair supplemental retainer	$10,000

Other standing Committee Chair supplemental retainer	$5,000

Committee Member	$7,500

Trustee Deferral Program. Pursuant to the Non-Management Trustee Compensation and Deferral Program (the Trustee Deferral Program), non-management trustees may elect to receive all or a portion of their cash retainers either in cash, in shares of unrestricted Common Stock under the 2021 Equity and Performance-Based Incentive Compensation Plan (the 2021 Plan), or in fully-vested deferred stock units under the 2021 Plan.

Non-management trustees must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management trustee joins the Board, within 30 days of joining the Board). If chosen, the shares of unrestricted stock and/or the deferred stock units will be granted to the non-management trustee at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the Common Stock on the NYSE on such date. If a non-management trustee chooses to receive fully-vested deferred stock units, the trustee’s election must also indicate (1) when the units will be settled, such as the trustee’s separation from service (including retirement), a specified future date, or January 1 of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a trustee’s election, the deferred stock units will be settled in a lump sum upon the trustee’s earlier death or disability or upon an earlier change of control of Public Storage. In any event, the deferred stock units will be settled in shares of Common Stock.

Equity Awards

•

One-time Onboarding Award. The Company maintains a longstanding practice pursuant to which it grants to each new non-management trustee, upon initial election by the Board or the shareholders to serve as a trustee, a one-time non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock on the NYSE on such date, which vests in three equal annual installments based on continued service.

•

Annual Option Award. In addition, each non-management trustee annually receives a non-qualified stock option to acquire 5,000 shares of Common Stock, which vests in three equal annual installments based on continued service. The annual grants are made immediately following the annual meeting of shareholders at an exercise price equal to the closing price for the Common Stock on the NYSE on such date.

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Proposal 1: Election of Trustees

Upon the retirement of a non-management trustee, the vesting of any equity awards granted to the trustee for his/her service on the Board and not otherwise deferred will accelerate effective on his/her retirement date from the Board. Additional terms and conditions may be set forth in the award agreement governing the non-management trustee’s equity awards. Unless otherwise defined in an award agreement, retirement is defined as a retirement from the Board pursuant to any mandatory retirement policy or at a time when the non-management trustee (x) is at least age 55, (y) has provided Services (as defined in the 2021 Plan) for a minimum of 10 years to the Company, PS Business Parks, their subsidiaries or affiliates, and (z) the sum of his or her age and years of Service is at least 80.

In addition, upon the retirement of a non-management trustee, the trustee may exercise his/her vested options during the one-year period following his/her retirement date from the Board or, if shorter, the period from his/her retirement date from the Board until the expiration of the original term of the options. If not exercised within such period, the vested options will automatically terminate at the end of such period.

Following the retirement of a non-management trustee, any deferred stock units received under the Trustee Deferral Program will be delivered as elected in the trustee’s election form.

Unvested equity awards (RSUs and options) held by non-management trustees who are former Public Storage executives will continue to vest under the terms of the Company’s equity incentive plans for so long as the trustee continues to provide service to the Company. Those awards will not qualify for accelerated vesting as described above upon the retirement of the non-management trustee.

TRUSTEE AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

Pursuant to the Board’s stock ownership guidelines, we expect each trustee to beneficially own Common Stock equal in market value to three times the amount of the annual cash retainer for Board member service. Each non-management trustee shall attain his or her ownership within five years from the date of election or appointment.

In 2022, we increased the stock ownership guidelines applicable to our executive officers. Our CEO is expected to beneficially own Common Stock equal in value to six times his or her base salary (increased from five times), and our other executive officers are expected to beneficially own Common Stock equal in value to four times their base salary (increased from three times), in each case within five years of appointment or promotion. In addition, each new executive officer is expected to establish an initial Common Stock ownership position within one year of his or her appointment as an executive officer.

In the event a trustee or executive officer does not attain the target by the applicable date or maintain the target after such date, he or she shall retain shares of the Common Stock equal in value to 50% of the net after-tax shares received upon any stock option exercise or upon the vesting of any RSUs until the applicable ownership target is achieved.

Only shares of Common Stock owned by the non-management trustee or executive officer, vested deferred stock units held by the non-management trustee, shares of Common Stock owned jointly by him/her and his/her spouse, and shares owned by his/her spouse or beneficially for his/her children or in the PS 401(k) Profit Sharing Plan (the 401(k) Plan) are counted for determining compliance with these guidelines. We do not count unvested time-based RSUs or unvested or unexercised stock options when determining compliance with these guidelines. Refer to “Share Ownership of Trustees and Management” on page 71 of this proxy statement for information on beneficial ownership of shares of Common Stock by trustees and management.

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The NGS Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions in its discretion. As of the date of this proxy statement, all of our non-management trustees who have served for five years or more exceeded his/her stock ownership requirement.

2021 TRUSTEE COMPENSATION

The following table presents the compensation provided by the Company to our trustees for the fiscal year ended December 31, 2021. As noted above under “Compensation of Trustees—Equity Awards,” the Company maintains a longstanding policy pursuant to which it grants new non-management trustees an initial, one-time non-qualified stock option to purchase 15,000 shares of Common Stock. The totals presented below for Mses. Millstone-Shroff and Owen and Messrs. Mitra, Neithercut, and Williams include this one-time award and reflect the impact of increases in the Company’s stock price driven by the continued strong operating and financial performance highlighted throughout this proxy statement.

Trustee	Fees earned or paid in cash		Option Awards(1), (2)		Total

Ronald L. Havner, Jr.	$120,000	(3)	$206,450		$326,450

Tamara Hughes Gustavson	$120,000		$206,450		$326,450

Leslie S. Heisz	$135,000	(4)	$206,450		$341,450

Michelle Millstone-Shroff	$133,500	(5)	$615,500	(13)	$749,001

Shankh S. Mitra	$135,000	(6)	$655,100	(13)	$790,100

David J. Neithercut	$155,000	(7)	$655,100	(13)	$810,100

Rebecca Owen	$133,500		$615,500	(13)	$749,000

Kristy M. Pipes	$145,000		$206,450		$351,450

Avedick B. Poladian	$140,000		$206,450		$346,450

John Reyes	$120,000	(8)	$206,450		$326,450

Joseph D. Russell, Jr.(9)	—		—		—

Tariq M. Shaukat	$127,500	(10)	$206,450		$333,950

Ronald P. Spogli	$140,000	(11)	$206,450		$346,450

Paul S. Williams	$135,000	(12)	$655,100	(13)	$790,100
(1)

Reflects the fair value of the grant on April 26, 2021, of stock options to acquire 5,000 shares of Common Stock, except for Joseph D. Russell, Jr. Mr. Russell did not receive any option award grants as a trustee for 2021. For a more detailed discussion of the assumptions used in the calculation of these amounts, refer to Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K.

(2)

As of December 31, 2021, each non-management trustee on such date had the following number of options outstanding: Ronald L. Havner, Jr.: 615,000, of which 544,999 were fully vested and exercisable; Tamara Hughes Gustavson: 45,000, of which 34,999 were fully vested and exercisable; Leslie S. Heisz: 25,000, of which 14,999 were fully vested and exercisable; Michelle Millstone-Shroff: 20,000, none of which was fully vested and exercisable; Shankh S. Mitra: 20,000, none of which was fully vested and exercisable; David J. Neithercut: 20,000, none of which was fully vested and exercisable; Rebecca Owen: 20,000, none of which was fully vested and exercisable; Kristy M. Pipes: 20,000, of which 5,000 were fully vested and exercisable; Avedick B. Poladian: 50,000, of which 39,999 were fully vested and exercisable; John Reyes: 485,000, of which 438,999 were fully vested and exercisable; Tariq M. Shaukat: 25,000, of which 11,666 were fully vested and exercisable; Ronald P. Spogli: 50,000, of which 39,999 were fully vested and exercisable; and Paul S. Williams: 20,000, none of which was fully vested and exercisable.

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Proposal 1: Election of Trustees

(3)

Pursuant to the Company’s Trustee Deferral Program, Mr. Havner elected to receive his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Havner received a total of 404 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in a lump sum upon Mr. Havner’s separation from service as a trustee or (ii) in a lump sum upon Mr. Havner’s earlier death or disability or upon a change of control of the Company.

(4)

Pursuant to the Company’s Trustee Deferral Program, Ms. Heisz elected to receive her 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Ms. Heisz received a total of 455 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in annual installments over 10 years beginning on January 1 following Ms. Heisz’s separation from services as a trustee or (ii) in a lump sum upon Ms. Heisz’s earlier death or disability or upon a change of control of the Company.

(5)

Pursuant to the Company’s Trustee Deferral Program, Ms. Millstone-Shroff elected to receive 38% of her 2021 Board fees in unrestricted Common Stock. Ms. Millstone-Shroff received a total of 172 shares of unrestricted Common Stock for 2021. The amount of Common Stock granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest share.

(6)

Pursuant to the Company’s Trustee Deferral Program, Mr. Mitra elected to receive his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Mitra received a total of 455 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in annual installments over 10 years beginning on January 1 following Mr. Mitra’s separation from services as a trustee or (ii) in a lump sum upon Mr. Mitra’s earlier death or disability or upon a change of control of the Company.

(7)

Pursuant to the Company’s Trustee Deferral Program, Mr. Neithercut elected to receive his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Neithercut received a total of 522 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in annual installments over 10 years beginning on January 1 following Mr. Neithercut’s separation from services as a trustee or (ii) in a lump sum upon Mr. Neithercut’s earlier death or disability or upon a change of control of the Company.

(8)

Pursuant to the Company’s Trustee Deferral Program, Mr. Reyes elected to receive his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Reyes received a total of 404 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in annual installments over 10 years beginning on January 1 following Mr. Reyes’s separation from services as a trustee or (ii) in a lump sum upon Mr. Reyes’s earlier death or disability or upon a change of control of the Company.

(9)	Joseph D. Russell, Jr., did not receive any compensation for his service as a trustee in 2021.
(10)

Pursuant to the Company’s Trustee Deferral Program, Mr. Shaukat elected to receive his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Shaukat received a total of 431 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in a lump sum upon Mr. Shaukat’s separation from service as a trustee or (ii) in a lump sum upon Mr. Shaukat’s earlier death or disability or upon a change of control of the Company.

(11)

Pursuant to the Company’s Trustee Deferral Program, Mr. Spogli elected to receive his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Spogli received a total of 471 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in a lump sum on January 1 of the calendar year following Mr. Spogli’s separation from service as a trustee or (ii) in a lump sum upon Mr. Spogli’s earlier death or disability or upon a change of control of the Company.

(12)

Pursuant to the Company’s Trustee Deferral Program, Mr. Williams elected to receive 65% of his 2021 Board fees in deferred stock units. Each deferred stock unit represents the right to receive one share of Common Stock. Mr. Williams received a total of 295 deferred stock units for 2021. The amount of deferred stock units granted represents the quotient of the dollar amount of the cash retainers earned for each quarter divided by the Company’s closing stock price on the grant date, rounded up to the nearest deferred stock unit. The deferred stock units will be settled in shares of unrestricted Common Stock (i) in annual installments over 10 years beginning on January 1 following Mr. Williams’s separation from services as a trustee or (ii) in a lump sum upon Mr. Williams’s earlier death or disability or upon a change of control of the Company.

(13)

Includes the fair value of a one-time initial trustee grant of 15,000 options to Mr. Mitra, Mr. Neithercut, and Mr. Williams on January 1, 2021, and to Ms. Millstone-Shroff and Ms. Owen on January 5, 2021, in connection with their appointment as new trustees. Each of these awards will vest ratably over three years.

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Proposal 2:

Advisory Vote to Approve

Executive Compensation

Approve, on an advisory basis, the compensation paid to the Company’s NEOs as discussed and disclosed in the CD&A, the compensation tables, and any related material contained in this proxy statement.

RECOMMENDATION: Vote FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs

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Proposal 2: Approve Executive Compensation

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we provide our shareholders the opportunity to vote on the compensation program for our NEOs through a nonbinding annual advisory vote (Say-on-Pay proposal). Although the vote on the Say-on-Pay proposal is advisory and nonbinding, the Compensation Committee values the opinions of our shareholders and will continue to consider the outcome of the vote and other sources of shareholder feedback when making future compensation decisions.

In 2021, we achieved record Company performance, including record revenues of $3.4 billion, NOI of $2.5 billion, and Core FFO per share of $12.93. We successfully executed against the corporate strategy detailed at our 2021 Investor Day, accelerating our portfolio growth through acquisitions, development, redevelopment, and our third-party management platform, achieving organic growth powered by innovation, and deploying our growth-oriented balance sheet while expanding career opportunities for our front-line teammates and increasing employee engagement. Our strategy, including a focus on the health and safety of our customers and employees, has further positioned the Company for sustainable long-term growth and value creation.

We believe our compensation program for NEOs helped Public Storage deliver strong performance in 2021, despite the ongoing challenges of the COVID-19 pandemic.

We are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of Public Storage approve, on an advisory basis, the compensation paid to Public Storage’s Named Executive Officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast is necessary for the approval, on an advisory basis, of the compensation of our NEOs. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote FOR approval

of our executive compensation

as described in this proxy statement.

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OUR NAMED EXECUTIVE OFFICERS

The following executive officers were NEOs in 2021:

•	Joseph D. Russell, Jr., age 62—Please see Mr. Russell’s biography in the section entitled “Proposal 1: Election of Trustees” in this proxy statement on page 24.

•

H. Thomas Boyle, age 39—Mr. Boyle has served as our Chief Financial Officer (CFO) since January 1, 2019. Previously, Mr. Boyle was Vice President and Chief Financial Officer, Operations, of the Company since joining the Company in November 2016. Prior to joining the Company, Mr. Boyle served in roles of increasing responsibilities with Morgan Stanley since 2005, from his initial role as analyst to his last role as Executive Director, Equity and Debt Capital Markets.

•

Natalia N. Johnson, age 45—Ms. Johnson has served as our Chief Administrative Officer since August 2020. Previously, Ms. Johnson was Senior Vice President, Chief Human Resources Officer, from April 2018 and prior to that was the Senior Vice President of Human Resources, a position she held since joining the Company in July 2016. Prior to joining Public Storage, Ms. Johnson held a variety of senior management positions at Bank of America, including Chief Operating Officer for Mortgage Technology and Human Resources Executive for the Mortgage Business, and worked for Coca-Cola Andina and San Cristóbal Insurance.

•

Nathaniel A. Vitan, age 48—Mr. Vitan has served as Senior Vice President, Chief Legal Officer and Corporate Secretary since April 2019 and previously served as Vice President and Chief Counsel—Litigation & Operations since joining the Company in June 2016. Prior to joining Public Storage, he was Assistant General Counsel for Altria Client Services LLC from 2008 to 2016 and was a Trial and Appellate Practice attorney at Latham & Watkins LLP.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A provides a detailed description of our executive compensation philosophy and program and the factors we believe shareholders should consider in evaluating our Say-on-Pay proposal.

OVERVIEW OF COMPENSATION PHILOSOPHY AND PRACTICES

Record Performance While Further Positioning the Company for Sustainable Growth

We achieved record Company performance in 2021, including record revenues, record NOI, and record Core FFO per share, and we successfully executed against the corporate strategy detailed at our 2021 Investor Day. The Company focused on our people and customers, innovation-powered organic growth, multi-factor external growth, the utilization of our growth-oriented balance sheet, and sustainable long-term growth and value creation, while navigating the continuing effects of the COVID-19 pandemic.

Highlights from our record performance include:

(1)

NOI and Core FFO per share are non-GAAP measures. Refer to pages 26, 42, and F-29 of our Annual Report on Form 10-K filed on February 22, 2022 for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

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The Company strengthened its leadership position among the self-storage REITs through continued income generation and margin out-performance, reflecting the tangible competitive advantages and unique operating model transformation detailed at our 2021 Investor Day.

*	Same-store metrics per Company disclosures.

We also strengthened our leadership position with respect to external growth during 2021, expanding our portfolio square footage by 13% through the acquisition, development, and redevelopment of self-storage properties comprising 23.4 million square feet at a cost of $5.4 billion. We have expanded our portfolio, adding more square footage than our REIT peers combined since the beginning of 2019, creating significant growth and value when combined with our record operating performance.

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Organic Growth Powered by Innovation

•  Achieved record same store performance including:

•  96.3% average occupancy

•  $18.75 average rents per occupied square foot

•  10.5% revenue growth

•  15.0% direct NOI growth

•  78.8% direct NOI margin

•  Enhanced nearly 500 properties through Property of Tomorrow, a comprehensive upgrade and rebranding program that improves the customer experience

•  Online, contactless eRental® lease accounted for approximately 50% of move-ins versus 28%, on average, for the online leases of our self-storage REIT peers

•  Our Public Storage App, which provides customers with convenient phone-based digital gate access, bill payment, and account management capabilities, has been downloaded over 1.1 million times and received a 4.6 out of 5.0 rating in the Apple App Store versus a 2.3 rating, on average, for the less comprehensive apps of our three self-storage REIT peers

•  AI-based bots in the customer care call center accounted for approximately 25% of customer service interactions following implementation

•  Added 75 self-service kiosks across the portfolio as part of our operating model transformation

•  Achieved average of 4.8 out of 5.0 stars from customers in Google Reviews

Multi-Factor Acceleration of Portfolio Growth

•  Acquired 232 properties, adding 21.8 million square feet to our portfolio at a total cost of $5.1 billion—the highest acquisition volume since 2006

•  Delivered 16 developed and redeveloped properties at a total cost of $218 million—adding 1.6 million square feet to our portfolio—through the only in-house development program among self-storage REITs

•  Maintained a development pipeline comprising 4.6 million square feet at a total cost of $800 million for future growth and value creation

•  Added 79 properties to our third-party management platform and acquired 25 properties from our third-party management program

Our Growth-Oriented Balance Sheet

•  Issued $5.1 billion of unsecured notes (including $828 million dollar equivalent of euro-denominated notes) at an average rate of 1.4% to fund portfolio growth

•  Issued $1.2 billion of preferred equity at an average rate of 4.0% to refinance $1.2 billion of existing preferred equity with an average rate of 5.1%

•  Maintained a growth-oriented balance sheet—one of the strongest in the REIT industry—at 4.2x net debt plus preferred to trailing twelve month EBTIDA

•  One of only two U.S. REITs to achieve Moody’s A2 and S&P A credit ratings

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Our People

•  Achieved diverse workforce comprising approximately 68% females and 52% people of color

•  Established new career paths for our Property Managers and Customer Care Center employees, promoting upward mobility through increased advancement opportunities

•  Promoted 455 Property Managers due to outstanding field leadership and customer service

•  Continued the PS Cares Emergency Fund, which provides enhanced benefits to help employees manage through the ongoing COVID-19 pandemic

•  Continued to provide rent-free housing, including utilities, to 30% of our property workforce

•  Increased non-resident property employee wages by an average of 7.5%, bringing our average wage for property employees who do not receive rent- and utility-free housing to $15

•  Completed 440,000 training events (averaging over 79 hours per employee) to optimize internal skills development and advancement

•  Over 78,000 badges of appreciation as part of our employee recognition program, a 46% increase over 2020

•  Improved overall employee engagement score from 76% to 79% engaged in the fourth quarter of 2021 based on our employee engagement surveys

Our strategic and operational strengths resulted in the following total shareholder returns over the one-year and three-year periods:

PSA Total Shareholder Returns

One Year (ended December 31, 2021)	Three Years (ended December 31, 2021)
67%	27% (annualized)

•  9th Best Performer out of 29 S&P 500 REITs

•  71st Percentile Ranking vs. S&P 500 REITs

•  28th Best Performer in the MSCI US REIT Index out of 137

•  80th Percentile Ranking vs. MSCI US REIT Index Constituents

•  10th Best Performer out of 29 S&P 500 REITs

•  67th Percentile Ranking vs. S&P 500 REITs

•  33rd Best Performer in the MSCI US REIT Index out of 133

•  76th Percentile Ranking vs. MSCI US REIT Index Constituents

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Our Compensation Philosophy and Practices Align Executive Pay with Performance and Long-Term Value-Creation

The Board and the Compensation Committee believe that it is critical to Public Storage’s long-term success to:

•	attract and retain exceptional executives in a competitive labor market;

•	create the proper incentives that encourage executive share ownership and align executive compensation with Company performance and the creation of long-term value;

•

motivate our executives to achieve the Company’s performance goals by putting a substantial portion of each executive’s compensation “at risk” and by tying a significant portion of executive compensation to the Company’s achievement of pre-established performance criteria; and

•	provide a total compensation package that is competitive and appropriate to each executive’s experience, responsibilities, and performance.

The following key features of our compensation program reflect our philosophy:

What We Do	What We Don’t Do

☑   Substantial portion of our NEOs’ compensation is “at risk”

☑   High percentage of executive compensation in equity

☑   Long equity vesting periods promote retention and align pay with long-term value creation

☑   Robust stock ownership guidelines and strong clawback provisions

☑   Long-term equity compensation impacted by a relative performance metric

☑   Double-trigger for accelerated vesting of equity upon a change in control

☒   No employment, “golden parachute,” or severance agreements with our NEOs

☒   No guaranteed bonus arrangements with our NEOs except for new hires

☒   No excessive perquisites

☒   No repricing of stock options

☒   No tax gross ups

☒   No supplemental retirement plans

☒   No hedging against price fluctuations in the Company’s securities

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Our Compensation Process is Disciplined, Balanced, and Responsive to Our Shareholders

The Compensation Committee determines our compensation philosophy and makes all final compensation decisions for our CEO and other NEOs. It has the authority to select, retain, and terminate advisors and other experts (including independent compensation consultants) as it deems appropriate, and in 2021 it retained Ferguson Partners Consulting (Ferguson). Our performance review process for NEOs includes the following features:

1	The Board annually reviews the Company’s strategy and business plans

2	The Board and the Compensation Committee discuss and establish Company and individual performance goals consistent with the Company’s strategy and business plans

3	The Compensation Committee periodically reviews Company and NEO performance, consulting with the Board and our CEO as appropriate (and as detailed below)

4	At year end, the Compensation Committee solicits the views of the Board on the performance of all our NEOs. In addition, our CEO shares his assessment of the other NEOs’ performance against their goals and his recommendation on compensation for the Compensation Committee’s consideration

The factors the Compensation Committee considers in making all final compensation decisions for our NEOs include:

Company Performance, Strategic Execution, and Individual Performance. The Compensation Committee considers the Company’s annual and long-term financial performance in light of operating conditions; management’s execution against the Company’s strategic plan and their goals, with a focus on management’s contributions to long-term value creation; and established priorities and goals.

Board and CEO Views. The Compensation Committee solicits the views of the Board on performance of all NEOs, particularly for Mr. Russell.

The Compensation Committee also solicits Mr. Russell’s views on (1) compensation of the other NEOs and (2) Company-wide compensation matters. The Compensation Committee, at its discretion, may also solicit the views of other members of the management team, including our Chief Administrative Officer. Mr. Russell does not vote on items before the Compensation Committee and is not present during the Compensation Committee’s discussion and determination of his compensation. The Compensation Committee sets the CEO’s base salary, bonus, and equity compensation using its independent judgment and analysis.

Appropriate Pay Mix and Use of Deferred Compensation Subject to Lengthy Vesting Periods. The Compensation Committee considers what mix of cash and equity compensation attracts and retains exceptional talent and properly incentivizes management to focus on the creation of long-term value without excessive risk-taking. In this regard, the Compensation Committee believes that emphasizing the use of equity compensation (primarily in the form of performance-based RSUs and performance-based stock options) with long vesting periods—longer than any of our peer companies—is a highly effective way of incentivizing our executives to remain with the Company and focus on long-term value creation. Through the use of long vesting periods, we link our NEOs’ realized compensation to our long-term stock performance.

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Shareholder Engagement and Feedback. We believe in maintaining an ongoing dialogue with our shareholders and seek their feedback on a wide range of issues, including our compensation practices. Our 2021 compensation program reflects enhancements that we made in response to shareholder feedback, including the introduction of a relative performance metric. The TSR modifier added to the multi-year performance-based stock option award program will adjust the payout up or down by 25% based on relative performance as compared to both the REITs in the S&P 500 (excluding our performance) and self-storage peers.

Every year we provide our shareholders the opportunity to vote on an advisory basis on our NEO compensation, and we consider this to be one measure of shareholder support for our compensation program. Our Say-on-Pay proposal received 97.0% support in 2021, which we believe reflects shareholder support for ongoing improvements we have made to our executive compensation programs since 2019.

The Compensation Committee is committed to continuing to strengthen the alignment of our executive compensation programs with the Company’s strategy and focus on long-term value creation.

Compensation Surveys and Other Market Data. Each component of compensation we pay to our NEOs—salary, cash bonuses, and equity—is based on the Compensation Committee’s assessment of each individual’s job scope and responsibilities and consideration of market compensation. In balancing these and other considerations, including the feedback of our shareholders, the Compensation Committee uses comparison data from various companies to guide in its review and determination of the various components of our executive compensation plans, including total target compensation and the appropriate mix of cash and equity compensation. The Compensation Committee uses market compensation information to:

•	understand how other public companies design executive compensation plans to align executive pay with long-term value creation; and

•	assist the Company in offering competitive compensation levels to attract and retain exceptional executives in the diverse industry sectors within which we compete for executive talent.

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Market data is part of the diverse toolkit the Compensation Committee uses to set fair and competitive compensation levels that help drive the creation of long-term value while mitigating undue risk-taking and attracting and retaining top talent.

The Compensation Committee has the sole authority to engage and terminate any compensation consultant to assist in the evaluation of trustee or executive compensation, and has the sole authority to approve the fees and other terms of retention of such compensation consultants.

In 2021, the Compensation Committee engaged Ferguson as its independent compensation consultant to assist with its review of compensation for the senior management team. Ferguson advised the Compensation Committee on a variety of subjects, including peer group benchmarking, compensation plan design and trends, pay-for-performance analytics, and other compensation topics. While Ferguson provided data and analyses and made recommendations for the compensation program, the Compensation Committee made all decisions regarding the compensation of the NEOs.

The Compensation Committee annually reviews the composition of our peer group to ensure that each company’s relevant attributes remain comparable to ours. We are one of the largest REITs, ranking fifth among U.S. REITs based on total capitalization and fourth based on equity market capitalization as of December 31, 2021. The Compensation Committee believes it is appropriate to focus on companies within the real estate sector, including REITs, as well as other respected companies from other industries with similarly large market capitalization and asset, operational, and employee footprints. These are representative companies that face many of the same strategic and operational considerations we do and against which we compete for executive talent:

Rationale for Inclusion	Companies Included

S&P 500 Self-Storage REITs (1)	Extra Space

Non-S&P 500 Self-Storage REITs (2)	CubeSmart, Life Storage

S&P 500 REITs with at least 1,000 employees (10)	AvalonBay, Crown Castle, Digital Realty, Equinix, Equity Residential, Essex, Prologis, Simon Property, Vornado, Weyerhaeuser

Other S&P 500 REITs (4)	Boston Properties, Realty Income, Ventas, Welltower

Non-REITs with relevant asset, operational, and employee footprints (2)	Domino’s Pizza, Yum Brands

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For 2021, our peer group comprised the following companies:

Company	Industry	Total Capitalization ($MM)

Prologis, Inc.	Industrial	$149,760

Crown Castle International Corp.	Communications	$117,185

Equinix, Inc.	Data Center	$91,601

Simon Property Group, Inc.	Regional Mall	$86,482

Public Storage	Self-Storage	$77,360

Digital Realty Trust, Inc.	Data Center	$67,116

Realty Income Corporation	Other Retail	$58,367

Welltower Inc.	Health Care	$54,117

Yum! Brands, Inc.*	Restaurants	$51,888

Equity Residential	Multifamily	$43,840

AvalonBay Communities, Inc.	Multifamily	$43,572

Extra Space Storage Inc.	Self-Storage	$38,419

Weyerhaeuser Company	Timber	$35,995

Boston Properties, Inc.	Office	$35,021

Ventas, Inc.	Health Care	$33,012

Essex Property Trust, Inc.	Multifamily	$30,302

Domino’s Pizza, Inc.*	Restaurants	$25,538

Vornado Realty Trust	Office	$19,154

CubeSmart	Self-Storage	$16,136

Life Storage, Inc.	Self-Storage	$15,843

Source: S&P Capital IQ, year to date as of December 31, 2021. Domino’s Pizza, Inc. and Yum! Brands, Inc. reflect Total Enterprise Value as of December 31, 2021.

*	Denotes peers outside of the real estate sector with relevant asset, operational, and employee footprints.

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The Compensation Committee evaluates our peer group annually and may make adjustments or refinements to this peer group based on new or changed circumstances, including the relevant size or operations of our peers relative to ours. For each of the last two years, in 2019 and 2020, the composition of the peer group has remained the same. In January 2021, the Committee worked with Ferguson to update the peer set as it looked to set 2021 compensation.

The prior iteration of the peer group contained American Tower Corporation, Brookfield Property REIT, Inc., Chipotle Mexican Grill, Inc., Healthpeak Properties, Inc., and Host Hotels & Resorts, Inc., all of which were removed in January 2021 in favor of the following additions: Domino’s Pizza, Inc., Digital Realty Trust, Inc., and Realty Income Corporation. These changes in peer group composition are all reflected in the graphic above as well as in the peer group table itself.

OUR 2021 NEO COMPENSATION PROGRAM

The Compensation Committee designed the 2021 compensation program to be consistent with our pay-for-performance philosophy. Given the 97.0% support expressed by shareholders for the 2020 compensation program, the Compensation Committee largely retained the design of the 2020 compensation program, subject to certain further enhancements. The following are the key components of the Company’s 2021 compensation program. The Compensation Committee’s ultimate 2021 performance awards are described in the section that follows.

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Incentivizing and Rewarding Performance through At-Risk Pay

Our executive compensation design is simple, effective, and links pay to performance and the creation of long-term value. We pay our NEOs a mix of cash and equity, the substantial majority of which is “at risk” and tied to achieving performance objectives set by the Compensation Committee in light of the Company’s long-term strategy and the current business environment. We promote responsible growth and risk management and align the interests of our executives with the interests of our shareholders by using performance-based equity awards that are subject to long, above-market vesting periods as the predominant form of compensation. The main elements of our executive compensation program are summarized as follows:

Compensation Type		Pay Element	Primary Objectives

Fixed Pay	Cash Compensation	Base Salary	• The only fixed element of compensation, provides stable income and compensation for day-to-day responsibilities • Helps attract and retain exceptional talent
At-Risk Pay		Annual Performance-Based Bonus	• Aligns compensation with business strategy • Motivates and rewards achievement of predefined annual financial and strategic goals
	Equity Compensation	Performance-Based RSUs Multi-Year Performance-Based Stock Options

•  Drive sustainable performance through achievement of predetermined financial and other goals

•  Align the interest of executives with those of shareholders

•  Help retain executive talent through extended vesting schedule (5 years)

2021 At-Risk Compensation Our NEOs

We believe that paying a significantly larger percentage of total compensation to our NEOs in performance-based cash and equity incentive awards advances our pay-for-performance compensation philosophy. The following charts depict for Mr. Russell, our CEO, and for all of our NEOs together, the split between (i) compensation tied to the achievement of performance goals, consisting of performance-based options, performance-based RSUs, and annual cash incentive awards, and (ii) compensation not tied to performance goals, consisting of base salary. The amounts below include performance-based options, performance-based RSUs, and annual cash incentive awards that would have been paid assuming target achievement for 2021 and exclude the COVID-19 modifications made to the 2020 RSUs at the beginning of 2021.

2021 CEO Compensation	2021 NEO Compensation

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CASH COMPENSATION

Base Salaries. Consistent with the Compensation Committee’s philosophy that executive compensation should be more heavily weighted towards performance-based, at-risk compensation, the Compensation Committee set the following base salaries for our NEOs, which comprise a small percentage of each NEO’s potential compensation when compared to performance-based, at-risk compensation:

Executive	2021 Base Salary(1)

Joseph D. Russell, Jr.	$800,000

H. Thomas Boyle	$550,000

Natalia N. Johnson	$500,000

Nathaniel A. Vitan	$425,000
(1)

Reflects annualized salary. Mr. Russell’s annual salary was increased from $700,000 to $800,000, and Mr. Vitan’s salary was increased from $350,000 to $425,000 in March 2021 to better align with peer practices, based in part on a market analysis prepared by the Compensation Committee’s independent compensation consultant.

2021 Annual Cash Incentive Program. Similar to 2020, the Compensation Committee structured the 2021 annual cash incentive program to be based both on a financial performance metric and on achievement of Company goals, with 60% of the award based on NOI goals and 40% of the award based on the achievement of predefined Company goals directly tied to the execution of the Company’s long-term strategic plan.

The Compensation Committee selected NOI as the performance metric because NOI measures growth in the profitability of our income-generating real estate assets and is widely used by shareholders to evaluate the performance and net asset value of the Company. In the Compensation Committee’s view, NOI growth measures fundamental components of long-term value creation, including: (a) a growing and diversified portfolio of properties located in the right markets; (b) a superior operating platform; (c) a strong brand, well-maintained properties, and an excellent customer experience; (d) hiring and developing the right people; and (e) a disciplined capital allocation strategy.

NOI for these purposes was defined as all revenues from property operations less all direct and indirect operating expenses (excluding depreciation) and including NOI from the Company’s ancillary operations, such as tenant insurance and merchandise.

The NOI target for 2021 was set at the Company’s 2021 budgeted NOI of $2.2 billion, which was based on strategic and financial forecasts and competitive conditions at the start of 2021. The 2021 budgeted NOI was set 7.5% higher than actual 2020 NOI, a significant increase. For every 1% deviation in actual 2021 NOI from the budgeted amount, the annual cash incentive award was adjusted up or down by

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10%, as reflected in the table below. Based on these factors, the Compensation Committee determined that the budgeted NOI was appropriately rigorous for 2021, particularly in light of the continuing challenges posed by the COVID-19 pandemic.

NOI Achieved (as a Percentage of Budgeted NOI)	Award (as a Percentage of Allocable Target)

96% or below	0%

96.01 – 97%	70%

97.01 – 98%	80%

98.01 – 99%	90%

99.01 – 101%	100%

101.01 – 102%	110%

102.01 – 103%	120%

Greater than 103%	130%

In addition to NOI, the Compensation Committee continued to utilize a Company goals component to the annual cash incentive program, amounting to 40% of each targeted award. The Compensation Committee believes this component emphasizes the importance of the contributions of the executive team as a group to the successful execution of the Company’s strategic plan.

The Company goals for the 2021 annual cash incentive program were to:

2021 Strategic Goals

•  Continue to transform and streamline our operating model through use of technology and data, including machine learning and automation

•  Utilize balance sheet strength to accelerate external growth, including the acceleration of acquisition and development pipelines

•  Expand insurance offerings and the third party management business

The following table sets forth the target 2021 cash incentive awards for each of our NEOs:

Executive	2021 Target Cash Incentive Award(1)

Joseph D. Russell, Jr.	$1,200,000

H. Thomas Boyle	$825,000

Natalia N. Johnson	$500,000

Nathaniel A. Vitan	$425,000
(1)

The 2021 target payment amounts for Mr. Russell and Mr. Boyle were increased in 2021 from 100% of base salary to 150% of base salary to better align with peer practice based in part on an analysis provided to the Compensation Committee by its independent compensation consultant.

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PERFORMANCE-BASED EQUITY COMPENSATION

In February 2021, the Compensation Committee approved the 2021 equity award program for NEOs. The key elements of our 2021 equity compensation program were as follows.

100% PERFORMANCE-CONTINGENT EQUITY + SHAREHOLDER ALIGNMENT WITH LONGER-TERM VESTING

Balanced Multi-Year Approach	Multiple Performance Metrics	Stock Price Appreciation	Relative TSR Modifier	Long-Term Vesting
• Majority of senior management compensation is contingent on multi-year performance goals	• Performance-based RSUs are earned based on Core FFO per share growth • Performance- based options are earned based on TSV and NAV Growth	• Earned performance-based options only have value if the price of our Common Stock is greater than the exercise price of the option at the time of exercise • No repricing of options

•  Multi-Year performance-based option awards are subject to further adjustment (up or down 25%) based on Relative TSR Performance vs. (i) S&P 500 REITs (weighted 70%) and (ii) key self-storage REIT competitors (weighted 30%)

•  Time-based and performance-based RSUs vest over a long-term five-year time horizon

•  Performance-based options are measured at the end of a three-year performance period, with additional two-year time-vesting for 40% of the earned award

2021 Performance-Based RSU Awards. For the 2021 performance-based RSU awards, the Compensation Committee utilized Core FFO per share growth as the performance metric because Core FFO per share, a widely-accepted measure of a REIT’s earnings, is a strong indicator of management’s operational effectiveness and is a foundational metric for measuring the Company’s execution of its long-term strategy.

The Compensation Committee approved the following 2021 performance targets and award levels:

Core FFO Growth Achieved	Award (as a Percentage of Target)

4% or below	0%

4.01 – 6%	75%

6.01 – 8%	100%

Greater than 8.0%	125%

In setting the Core FFO growth per share award levels for 2021, the Compensation Committee considered a number of factors, including the Company’s 2021 strategy and financial forecasts and existing competitive conditions. Based on these factors, the Compensation Committee determined that a threshold of 4.0% and a target level of 6.0% to 8.0% growth would be appropriately challenging for the Company to achieve and would result in delivery of substantial shareholder value, particularly in light of the continuing challenges posed by the COVID-19 pandemic.

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The following table sets forth the 2021 target RSU award levels for our NEOs:

NEO	2021 Target RSU Award (5-Year Vesting Periods)

Joseph D. Russell, Jr.	15,000

H. Thomas Boyle	10,000

Natalia N. Johnson	6,000

Nathaniel A. Vitan	6,000

2021 Multi-Year Performance-Based Stock Option Awards. The Compensation Committee again tied the 2021 multi-year performance-based option awards to the achievement of NAV per share growth and TSV growth targets over a three-year performance period, and introduced a new TSR modifier. The Compensation Committee introduced multi-year performance-based option awards in 2020 based in part on feedback from shareholders emphasizing the importance of long-term performance-based equity compensation based on multiple performance metrics, and the TSR modifier was added in 2021 based in part on feedback from shareholders about the importance of having a relative performance metric.

The Compensation Committee approved NAV per share growth and TSV growth performance targets that are equally weighted and include a minimum performance threshold, below which there would be no award, and corresponding awards at 75%, 100%, and 125% of target depending on achieved performance.

Net Asset Value Per Share Growth 2021-2023	Total Shareholder Value 2021-2023	Percentage of Award Target

9% or below	20% or below	0%

9.01% – 13%	20.01% – 24%	75%

13.01% – 17%	24.01% – 28%	100%

Greater than 17%	Greater than 28%	125%

The ultimate award is also subject to adjustment based on a TSR modifier. The Company’s TSR performance (including change in share price and dividends paid) will be measured against the TSR of the S&P 500 REIT index (70% weighting) and the Company’s self-storage REIT competitors (Extra Space, CubeSmart and Life Storage) (30% weighting). The award as determined based on the above table will be adjusted as provided in the following table:

RELATIVE TSR MODIFIER

TSR Performance Achieved (S&P 500 REIT Index (70% weighting) and Self-Storage REIT Competitors (EXR, CUBE, and LIFE) (30% weighting))	Modifier (as a Percentage of Target)

Below 250 bps	-25%

+/- 250 bps	0%

Greater than 250 bps	+25%

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To further align this component of NEO compensation with long-term shareholder value creation, the Compensation Committee again implemented an extended vesting period for any awards that are earned upon satisfaction of the performance metrics. Three-fifths of any multi-year performance-based option award will vest upon achievement of the performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably over the next two years.

The following table sets forth the number of performance-based options awarded to the NEOs in 2021:

NEO	2021 Performance Options

Joseph D. Russell, Jr.	80,000

H. Thomas Boyle	65,000

Natalia N. Johnson	50,000

Nathaniel A. Vitan	50,000

2021 INCENTIVE COMPENSATION AWARDS

The following is a summary of the actual 2021 incentive compensation awarded to our NEOs. The Compensation Committee believes that these awards reasonably reward our NEOs for exemplary performance in the face of continuing challenges related to the ongoing COVID-19 pandemic, appropriately recognize management’s contributions to the successes the Company achieved in 2021, and are consistent with the Company’s pay-for-performance compensation philosophy.

2021 Annual Cash Incentives. As described above, the 2021 annual cash incentive program was based 60% on achievement of NOI targets, and 40% on achievement of predetermined strategic goals.

With respect to the NOI metric, in 2021 the Company achieved annual NOI of $2.5 billion against budgeted NOI of $2.2 billion. As a result of annual NOI exceeding budgeted NOI by 9.1%, the Compensation Committee approved the 2021 annual cash incentive award attributable to NOI at 130% of target.

NOI Achieved (as a Percentgage of Budgeted NOI)	Award (as a Percentage of Allocable Target)

96% or below	0%

96.01 – 97%	70%

97.01 – 98%	80%

98.01 – 99%	90%

99.01 – 101%	100%

101.01 – 102%	110%

102.01 – 103%	120%

Greater than 103%	130%

Actual Result – 109.1%	130%

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With respect to the strategic goals component of the annual cash incentive program, the Compensation Committee considered the NEOs’ achievement of goals tied to the Company’s strategy, including:

Acceleration of External Growth

•  Under the leadership of the NEOs, the Company increased its self-storage portfolio by 13%, adding 23.4 million square feet through acquisitions, development, and redevelopment—the most significant year of external growth in the Company’s history (excluding Shurgard)

•  Our executive team deployed our growth-oriented balance sheet to finance over $5.3 billion of external growth, including issuing $5.1 billion of unsecured notes (including $828 million dollar equivalent of Euro-denominated notes) at an average rate of 1.4%, while maintaining one of the strongest credit ratings among U.S. REITs

Operating Model Transformation

•  Our NEOs significantly advanced the transformation of our operating model, including through the infusion of technology to drive organic growth and improve the customer experience, including:

•  eRental®, our online contactless leasing platform, achieving a 50% move-in penetration

•  our comprehensive Public Storage App garnering an average customer review of 4.6 out of 5.0 stars on the Apple App Store

•  adding 75 self-service kiosks at our properties

•  deploying artificial intelligence at our customer care call center to handle approximately 25% of interactions

Expansion of Ancillary Businesses	• Revenues from the Orange Door Insurance Program increased $17.3 million, or 11.6% • Added 79 properties to our Third-Party Management business

Based on the Company’s NOI results and performance against strategic goals, annual cash incentive awards were paid on average at 115% of target.

2021 Performance-Based RSUs. As described above, the 2021 performance-based RSU award program for NEOs was based on achievement of specified Core FFO growth targets. The Compensation Committee determined that 2021 Core FFO increased by 21.9%, and as a result the 2021 performance-based RSUs were awarded at 125% of target. Accordingly, final RSU awards for each NEO were as follows: Mr. Russell–18,750 RSUs; Mr. Boyle–12,500 RSUs; Ms. Johnson–7,500 RSUs; and Mr. Vitan–7,500 RSUs. These earned RSUs will be further subject to time-vesting over five years.

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Multi-year Performance-Based Stock Option Awards. Given that the three-year performance periods of the 2020 and 2021 multi-year performance-based stock option awards do not end until December 31, 2022, and December 31, 2023, respectively, there were no performance-based stock option awards earned in 2021.

FURTHER ANALYSIS ON CHANGES IN 2020 AND 2021 NEO TOTAL COMPENSATION

As described in more detail above, in designing the 2021 NEO compensation program, the Compensation Committee largely retained the structure and sizing of the 2020 compensation program that received 97.0% support from the Company’s shareholders at the 2021 annual meeting of shareholders, with the introduction of the relative TSR modifier to the performance-based option award program being the most significant change.

Notwithstanding these limited changes, the 2021 total compensation amounts for NEOs reported in the Summary Compensation Table are significantly higher than 2020 amount. While these increases are partly a function of the improved Company performance in 2021 as compared to 2020 described above, the amounts reflected in the Summary Compensation Table below were also significantly impacted by the following items, which the Compensation Committee believes are important for our shareholders to consider:

•

Double Counting of 2020 Annual Incentive RSUs. As we disclosed in our 2021 proxy statement, in response to the adverse effects of the COVID-19 pandemic, the Board engaged in a thorough and thoughtful process to formulate revised 2020 strategic and operational priorities focused on mitigating the pandemic’s impact, protecting the well-being of our people and customers, emphasizing value preservation in the short-term, and building long-term capabilities. As part of this process, the Compensation Committee concluded in 2020 that the short-term incentive compensation goals it had defined prior to the onset of the pandemic were not attainable and were no longer consistent with these revised strategic and operational priorities.

In early 2021, the Compensation Committee reviewed management’s performance against the revised 2020 strategic and operational priorities. In light of the leadership our NEOs displayed, our NEOs’ exemplary execution of revised strategic and operational priorities, and the strong performance the Company nevertheless delivered, the Compensation Committee awarded the 2020 performance-based RSUs at 90% of target. However, it did not make any changes to the multi-year performance-based option awards, as they covered a multi-year performance period. Our shareholders overwhelmingly approved the Compensation Committee’s process and decisions at our 2021 annual meeting.

Although the Compensation Committee’s decision regarding the 2020 one-year performance-based RSUs was an adjustment to the 2020 performance-based RSU grants, SEC rules require us to report this in the Summary Compensation Table as if they were new 2021 grants. This results in the 2020 performance-based RSUs being counted twice—at the original 2020 grant date and at the 2021 adjustment date. The following table sets forth 2021 total compensation for each of our NEOs, less the adjusted 2020 performance-based RSU grants:

Name and Principal Position	Year	Summary Compensation Total Comp (as Reported)	Less COVID-19 Related 2020 Performance- Based RSUs	Normalized 2021 Total Annual Comp

Joseph D. Russell, Jr.	2021	$10,358,153	$(2,069,550)	$8,288,603

H. Thomas Boyle	2021	$ 7,511,211	$(1,552,162)	$5,959,049

Natalia N. Johnson	2021	$ 5,359,375	$(1,241,730)	$4,117,645

Nathaniel A. Vitan	2021	$ 4,962,920	$(1,034,775)	$3,928,145

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•	Performance-Based Option Valuation Issues

•

Black Scholes Volatility. Although the number of 2021 performance-based options awarded to NEOs was substantially the same as the number of 2020 performance-based options, the valuations of the 2021 awards reported in the Summary Compensation Table, which are computed pursuant to Black Scholes, were significantly higher in 2021 than 2020. The biggest driver of these changes was the volatility of the Company’s stock (a key assumption used in Black Scholes valuations), which was significantly higher at the time of the 2021 valuation compared to 2020, due in part to 2020 market volatility caused by the COVID-19 pandemic. For example, even though Mr. Russell received the same number of options in 2021 as in 2020, the value assigned to these options was $872,025 higher in 2021, with $663,000 of this difference attributable to the Black Scholes volatility assumption.

•

Relative TSR Modifier. Even though the Compensation Committee believed it was not probable that the 2021 performance-based option awards would be increased as a result of the relative TSR modifier, based on the Monte Carlo valuation simulation commonly used for market based performance conditions, the TSR modifier resulted in a higher valuation of the options for SEC reporting purposes. For example, $195,000 of the $872,025 increase in the valuation of Mr. Russell’s 2021 option award was attributable to the TSR modifier.

2022 COMPENSATION OUTLOOK AND ENHANCEMENTS

In February 2022, the Compensation Committee approved a compensation program for our NEOs that continues to emphasize performance-based incentive compensation. The Compensation Committee believes the 2022 compensation program aligns our NEOs’ interests with those of our shareholders by incentivizing our executives to create sustainable long-term value.

The following summarizes the enhancements made with respect to the 2022 compensation program:

•

Annual cash incentive. The annual cash incentive will continue to be based on a financial performance metric and management strategic goals, but will use Core FFO instead of NOI as the financial performance metric to better align with overall Company financial performance.

•

Equity awards. All 2022 equity awards will be based on a three-year performance period tied to the Company’s relative TSR performance as compared to both self-storage REIT competitors and S&P 500 REITs. Last year (2021) we introduced a relative TSR component into our compensation program as a limited modifier, and in 2022, we have adjusted our equity compensation program to be primarily based on relative TSR. In addition, we have rebalanced the relative TSR performance to have a higher degree of focus on our performance measured against that of the direct self-storage REIT competitors while still preserving a portion of performance tied to other S&P 500 REITs in light of our significant size differential to our direct peers. Furthermore, and as noted in last year’s proxy filing and what was then a 2022 outlook, we delivered on our intent to more heavily weight the equity awards on multi-year performance, which are now 100% based on multi-year performance.

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The changes across the 2021 and 2022 equity awards can be seen in the illustrations below:

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Proposal 2: Approve Executive Compensation

The following summarizes the key elements of our 2022 compensation program:

Compensation Type		Pay Element	2022 Executive Compensation Plan Design

Fixed Pay	Cash Compensation	Base Salary	• Base salaries, which are unchanged from 2021, are as follows: Mr. Russell—$800,000; Mr. Boyle—$550,000; Ms. Johnson—$500,000; and Mr. Vitan—$425,000
At-Risk Pay		Annual Performance-Based Bonus

•  Eligibility will be based on two criteria: (i) Core FFO growth (50% weighting) and (ii) management goals based on the Company’s strategic plan (50% weighting)

•  Bonus targets (as a percentage of base salary), which are unchanged from 2021, are as follows: Mr. Russell—150%; Mr. Boyle—150%; Ms. Johnson—100%; and Mr. Vitan—100%

	Equity Compensation	Multi-Year Performance-Based RSUs and Options

•  Eligibility will be based on relative TSR performance as measured against (i) self-storage REIT competitors (60% weighting) and (ii) S&P 500 REITs (40% weighting)

•  60% of the award will be in the form of performance-based RSUs and 40% will be in the form of performance-based stock options

•  Three-fifths of earned awards will vest at the conclusion of the three-year performance period, with the remaining vesting ratably over the next two years

•  The Compensation Committee approved the following target dollar value of performance-based RSU and option awards subject to the above performance and vesting conditions:

Mr. Russell—$3,035,520 of RSUs and $2,023,680 of options; Mr. Boyle—$2,177,610 of RSUs and $1,451,740 of options; Ms. Johnson—$1,451,700 of RSUs and $967,800 of options; and Mr. Vitan—$1,140,000 of RSUs and $760,000 of options

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION—SECTION 162(m)

The Compensation Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and so distributions to shareholders may be higher than they would be otherwise.

The Compensation Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests.

Prior to January 1, 2018, Section 162(m) imposed a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current CEO and certain other executive officers.

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Certain “performance-based” compensation exceeding $1,000,000 annually paid to the executives was excluded from Section 162(m)’s limitation and was deductible if certain requirements were met. The Company generally designed awards of stock options, certain restricted share units, and cash incentives to qualify as deductible “performance-based” compensation.

The tax reform legislation signed into law on December 22, 2017 (the Tax Cuts and Jobs Act), further limited the deductibility of executive compensation, effective January 1, 2018. Section 162(m) still imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current CEO and certain other executive officers. But, the legislation repealed the exclusion for “performance-based” compensation and expanded the group of employees subject to the limitation to include the chief financial officer and certain former executive officers.

Compensation awarded before November 3, 2017, which otherwise qualified as “performance based,” may continue to be deductible in the future as the cash compensation is paid, the restricted share units vest, and the stock options are exercised, under certain interim relief provisions of the Tax Cuts and Jobs Act. However, due to ambiguities and uncertainties about how the revised Section 162(m) should apply, it is uncertain whether previous awards that the Compensation Committee believed to be “performance based” compensation will be deductible going forward.

Under the 2021 Plan, the limit on the aggregate value of cash and non-cash awards, other than stock options and SARs, that the Company may grant to any individual in any calendar year, is $15 million.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Public Storage has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Public Storage for the fiscal year ended December 31, 2021.

The following independent trustees, who comprise the Compensation Committee, provide this report:

The Compensation Committee

Avedick B. Poladian (Chair)

Michelle Millstone-Shroff

Shankh S. Mitra

Ronald P. Spogli

Paul S. Williams

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table. The following table sets forth information concerning the compensation earned by each of our NEOs for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Joseph D. Russell, Jr.	2021	$800,000	$—	$5,518,800	$2,630,953	$1,396,800	$11,600	$10,358,153

President and Chief Executive Officer	2020	700,000	—	1,695,600	1,758,928	630,000	16,400	4,800,928
	2019	700,000	—	2,679,000	194,000	700,000	16,200	4,289,200

H. Thomas Boyle	2021	$550,000	$—	$3,851,662	$2,137,649	$960,300	$11,600	$7,511,211

Chief Financial Officer	2020	550,000	—	1,271,700	1,319,196	495,000	11,400	3,647,296
	2019	550,000	—	2,518,260	145,000	550,000	11,200	3,774,960

Natalia N. Johnson	2021	$500,000	$—	$2,621,430	$1,644,345	$582,000	$11,600	$5,359,375

Chief Administrative Officer	2020	441,667	—	1,250,560	1,099,330	450,000	11,400	3,252,957
	2019	400,000	—	1,553,820	97,000	400,000	11,200	2,462,020

Nathaniel A. Vitan	2021	$425,000	$—	$2,414,475	$1,644,345	$467,500	$11,600	$4,962,920

Chief Legal Officer and Corporate Secretary	2020	350,000	—	847,800	1,099,330	315,000	11,400	2,623,530
	2019	334,932	—	944,920	98,500	350,000	11,200	1,739,552
(1)

The 2021 values reflected in this column reflect both the grant date fair value of the new 2021 performance-based RSU awards and, as described on page 55, the value attributable to the COVID-19 related modifications made by the Compensation Committee in 2021 to the 2020 performance-based RSU awards. The new 2021 award amounts include 15,000, 10,000, 6,000 and 6,000 RSUs granted to Mr. Russell, Mr. Boyle, Ms. Johnson, and Mr. Vitan, respectively, assuming achievement of performance conditions for 2021 at the 100% target level. The value of the new 2021 awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell–18,750 RSUs ($4,311,562); Mr. Boyle–12,500 RSUs ($2,874,375); Ms. Johnson–7,500 RSUs ($1,724,625); and Mr. Vitan–7,500 RSUs ($1,724,625).

(2)

The amounts shown in this column reflect the grant date fair value of multi-year performance-based stock option awards. 2021 amounts include 80,000 options for Mr. Russell, 65,000 options for Mr. Boyle, 50,000 options for Ms. Johnson, and 50,000 options for Mr. Vitan, assuming achievement of performance conditions over a three-year performance period (2021-2023) at the 100% target level. As discussed in more detail on page 56, these options are subject to upward or downward adjustment based on relative TSR performance as measured against S&P 500 REITs (70% weighting) and self-storage REIT competitors (EXR, CUBE, and LIFE) 30% weighting. The value of the options award at the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell–120,000 options ($3,288,691); Mr. Boyle–97,500 options ($2,672,061); Ms. Johnson–75,000 options ($2,055,432); and Mr. Vitan–75,000 options ($2,055,432). For further discussion concerning the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K. For a discussion of performance-based option valuation issues that impact the comparability of 2021 valuations compared to 2020, see “Further Analysis On Changes in 2020 and 2021 NEO Total Compensation” on page 59.

(3)

The amounts shown in this column reflect annual cash incentive awards for NEOs that are based on pre-established performance targets set early in the year and, therefore, under SEC rules are classified as non-equity incentive plan compensation. In February 2022, the Compensation Committee approved the annual cash incentive payouts at 115% of target. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the 2021 performance targets and payouts.

(4)

The amounts shown in this column for all NEOs reflect contributions to each officer’s 401(k) Plan account (3% of the annual cash compensation up to a maximum of $11,200 for 2019 and $11,400 for 2020 and 4% of the annual cash compensation up to a maximum of $11,600 for 2021). For Mr. Russell, the amounts shown in 2019 and 2020 include a $5,000 payment for attending in person a meeting of the board of directors of the Company’s insurance subsidiary.

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Grants of Plan-Based Awards. The following table sets forth information relating to estimated future payouts under non-equity incentive plan awards, stock options, and RSUs granted pursuant to our equity incentive plans during the year ended December 31, 2021, to each of our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other RSU Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Joseph D. Russell, Jr.
Cash Incentive(4)		504,000	1,200,000	1,416,000	—	—	—	—	—	—	—
Modification of 2020 Performance-Based RSUs(6)	02/16/21	—	—	—	—	—	—	9,000	—	—	2,069,550
Performance-Based RSUs(5)	02/16/21	—	—	—	11,250	15,000	18,750	—	—	—	3,449,250
Stock Options	02/16/21	—	—	—	40,000	80,000	120,000	—	—	229.95	2,630,953

H. Thomas Boyle
Cash Incentive(4)		346,500	825,000	973,500	—	—	—	—	—	—	—
Modification of 2020 Performance-Based RSUs(6)	02/16/21	—	—	—	—	—	—	6,750	—	—	1,552,162
Performance-Based RSUs(5)	02/16/21	—	—	—	7,500	10,000	12,500	—	—	—	2,299,500
Stock Options	02/16/21	—	—	—	32,500	65,000	97,500	—	—	229.95	2,137,649

Natalia N. Johnson
Cash Incentive(4)		210,000	500,000	590,000	—	—	—	—	—	—	—
Modification of 2020 Performance-Based RSUs(6)	02/16/21	—	—	—	—	—	—	5,400	—	—	1,241,730
Performance-Based RSUs(5)	02/16/21	—	—	—	4,500	6,000	7,500	—	—	—	1,379,700
Stock Options	02/16/21	—	—	—	25,000	50,000	75,000	—	—	229.95	1,644,345

Nathaniel A. Vitan
Cash Incentive(4)		178,500	425,000	501,000	—	—	—	—	—	—	—
Modification of 2020 Performance-Based RSUs(6)	02/16/21	—	—	—	—	—	—	4,500	—	—	1,034,775
Performance-Based RSUs(5)	02/16/21	—	—	—	4,500	6,000	7,500	—	—	—	1,379,700
Stock Options	02/16/21	—	—	—	25,000	50,000	75,000	—	—	229.95	1,644,345
(1)	The amounts shown in these columns represent the range of possible annual cash incentive payouts and stock awards pursuant to the 2021 Plan based upon achievement of performance targets.
(2)

Amounts shown in this column reflect the fair value of stock and option awards computed as of the grant dates noted on this table. The fair value of stock awards is calculated by multiplying the fair market value of our Common Stock on the grant date by the number of shares awarded, adjusted for the probability of satisfying the underlying performance criteria, which for Mr. Russell, Mr. Boyle, Ms. Johnson, and Mr. Vitan was assumed to be 100% of the target level for performance-based RSUs and performance-based options. Unearned performance-based RSUs are not entitled to receive dividend equivalents.

(3)

Three-fifths of any multi-year performance-based option award granted to each of Mr. Russell, Mr. Boyle, Ms. Johnson, and Mr. Vitan will vest upon achievement of the performance target at the conclusion of the three-year performance period (2021-2023), with the remaining vesting ratably over the next two years.

(4)

In February 2022, the Compensation Committee approved annual cash incentive payouts at 115% of target as follows: Mr. Russell—$1,396,800, Mr. Boyle—$960,300, Ms. Johnson—$582,000, and Mr. Vitan—$567,500.

(5)

In February 2022, the Compensation Committee approved 2021 RSU awards at 125% of target as follows: Mr. Russell—18,750 RSUs; Mr. Boyle—12,500 RSUs; Ms. Johnson—7,500 RSUs; and Mr. Vitan—7,500 RSUs. These RSUs vest in five equal annual installments, beginning one year following certification by the Compensation Committee of the level of achievement of the performance targets at the conclusion of the one-year performance period.

(6)

As discussed in Footnote 1 of the Summary Compensation Table, as a result of the impact of the COVID-19 pandemic on the Company’s 2020 operations, the Company did not satisfy the threshold levels for the performance metrics under the 2020 performance-based RSU

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awards. In February 2021, due to the leadership and exemplary execution by the Company’s NEOs of revised strategic and operational priorities in light of the COVID-19 pandemic and the strong performance the Company, the Compensation Committee decided to award the 2020 performance-based RSUs at 90% of target. In accordance with SEC rules, this modification of the 2020 performance-based RSUs is reflected in the table as a new 2021 grant and is valued at the February 2021 grant date fair value.

Option Exercises and Stock Vested In 2021. The following table provides information about options exercised by and RSU awards vested for the NEOs during the year ended December 31, 2021.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Joseph D. Russell, Jr.	—	—	4,000	1,073,805

H. Thomas Boyle	—	—	3,219	981,981

Natalia N. Johnson	—	—	2,000	545,520

Nathaniel A. Vitan	29,000	2,213,608	1,430	445,328
(1)

Value realized represents the difference between the market price of our Common Stock on the NYSE at the time of exercise and the exercise price of the options. Does not reflect any tax or other required withholdings.

(2)	Value realized was calculated by multiplying the number of shares vesting by the closing price of our Common Stock on the NYSE on the vesting date as follows:

Name	RSU Vesting Date	Fair Market Value of PSA ($)

Joseph D. Russell, Jr.	02/28/21	233.94

	03/08/21	238.65

	07/01/21	300.34

H. Thomas Boyle	03/08/21	238.65

	12/05/21	335.34

	12/31/21	374.56

Natalia N. Johnson	03/05/21	235.05

	03/08/21	238.65

	08/04/21	306.51

	08/05/21	308.91

Nathaniel A. Vitan	05/27/21	279.87

	07/05/21	302.72

	12/31/21	374.56

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Outstanding Equity Awards in 2021. The following table sets forth certain information concerning outstanding equity awards held by the NEOs at December 31, 2021.

		Option Awards					Stock Awards(1)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Joseph D. Russell, Jr.	2/16/2021	—	—	80,000	229.95	02/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	9,000	(2)	3,371,040	18,750	7,023,000
	3/6/2020	—	—	100,000	228.94	03/06/2030	—		—	—	—
	3/8/2019	—	—	—	—	—	2,250	(2)	842,760	—	—
	3/8/2019	8,000	12,000	—	214.32	03/08/2029	—		—	—	—
	3/8/2019	—	—	—	—	—	3,750	(5)	1,404,600	—	—
	2/28/2018	—	—	—	—	—	3,125	(5)	1,170,500	—	—
	3/10/2017	16,000	4,000	—	220.07	03/10/2027	—		—	—	—
	7/1/2016	25,000	—	—	253.84	07/01/2026	—		—	—	—
	TOTAL	49,000	16,000	180,000			18,125		6,788,900	18,750	7,023,000

H. Thomas Boyle	2/16/2021	—	—	65,000	229.95	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	6,750	(2)	2,528,280	12,500	4,682,000
	3/6/2020	—	—	75,000	228.94	3/6/2030	—		—	—	—
	3/8/2019	—	—	—	—	—	1,800	(2)	674,208	—	—
	3/8/2019	6,000	9,000	—	214.32	3/8/2029	—		—	—	—
	3/8/2019	—	—	—	—	—	2,813	(5)	1,053,637	—	—
	12/31/2017	—	—	—	—	—	600	(5)	224,736	—	—
	12/5/2016	15,000	—	—	212.45	12/5/2026	—		—	—	—
	TOTAL	21,000	9,000	140,000			11,963		4,480,861	12,500	4,682,000

Natalia N. Johnson	2/16/2021	—	—	50,000	229.95	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	5,400	(2)	2,022,624	7,500	2,809,200
	8/4/2020	—	—	—	—	—	1,600	(2)	599,296	—	—
	3/6/2020	—	—	62,500	228.94	3/6/2030	—		—	—	—
	3/8/2019	—	—	—	—	—	1,350	(2)	505,656	—	—
	3/8/2019	4,000	6,000	—	214.32	3/8/2029	—		—	—	—
	3/8/2019	—	—	—	—	—	1,500	(5)	561,840	—	—
	3/5/2018	—	—	—	—	—	1,500	(5)	561,840	—	—
	8/5/2016	10,000	—	—	232.76	8/5/2026	—		—	—	—
	TOTAL	14,000	6,000	112,500			11,350		4,251,256	7,500	2,809,200

Nathaniel A. Vitan	2/16/2021	—	—	50,000	229.95	2/16/2031	—		—	—	—
	2/16/2021	—	—	—	—	—	4,500	(2)	1,685,520	7,500	2,809,200
	3/6/2020	—	—	62,500	228.94	3/6/2030	—		—	—	—
	5/27/2019	—	6,000	—	236.23	5/27/2029	—		—	—	—
	5/27/2019	—	—	—	—	—	1,500	(5)	561,840	—	—
	12/31/2018	—	—	—	—	—	160	(2)	59,930	—	—
	12/31/2017	—	—	—	—	—	400	(5)	149,824	—	—
	TOTAL	—	6,000	112,500			6,560		2,457,114	7,500	2,809,200
(1)

Stock awards consist of RSUs and performance-based RSUs granted to the NEOs, and the values shown assume a price of $374.56 per share, the closing price for our Common Stock on the NYSE on December 31, 2021.

(2)	These options or RSUs vest in five equal annual installments, beginning one year from the grant date.
(3)

Three-fifths of these multi-year performance-based option awards will vest upon achievement of the performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably (assuming the performance conditions were met) over the

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subsequent next two years, beginning one year from the grant date. As of December 31, 2021, performance has exceeded target for the March 6, 2020 grant and, as such, is reflected at an expected payout of 125%. For the multi-year performance-based stock options granted on February 16, 2021, performance is currently at target of 100% with the assumption that TSR goals have not been met.
(4)

These performance-based RSUs will vest (assuming the performance conditions were met) in five equal annual installments, beginning one year following certification by the Compensation Committee of the level of achievement of the performance targets at the conclusion of the one-year performance period.

(5)	These RSUs vest in eight equal installments, beginning one year from the grant date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination. We do not have employment agreements with any NEO that provide for future payments upon termination of employment with the Company.

We do not have a formal severance policy for payments upon termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our 2021 Plan (and applicable predecessor plans), 401(k) Plan, Retirement Equity Vesting Policy, or as required by law. The following indicates our general practice:

•	any vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

•	all unvested stock options, restricted shares, and/or RSUs are forfeited (except in the case of death or disability or a qualifying retirement); and

•	accrued and unused vacation pay is paid in a lump sum.

Payments upon Death or Disability. In the event of the death or permanent and total disability of an NEO:

•	all outstanding unvested stock options and unvested RSUs accelerate and vest upon the officer’s death or permanent and total disability;

•	all such stock options may be exercised during the one-year period following the date of death or permanent and total disability (but before the termination date of the option); and

•	the officer or his/her estate will receive payments under Public Storage’s life insurance program or disability plan, as applicable.

Payments upon Retirement. NEOs participate in our Retirement Equity Vesting Policy on the same terms as other employees. The Retirement Equity Vesting Policy is intended to recognize long-tenured employees who have contributed to the growth and success of the Company. Specifically, in the event of an NEO’s qualifying retirement:

•	all outstanding unvested time-based stock options and unvested time-based RSUs accelerate and vest on the date of retirement;

•

all outstanding unvested performance-based stock options and unvested performance-based RSUs (i) will be forfeited if the NEO retires prior to the end of the first year of the performance period; (ii) vest at the end of the performance period based on actual performance (pro-rated for the number of days the NEO worked for the Company during such period) if the NEO retires during the performance period on or after the first year of the performance period; or (iii) vest based on actual performance if the NEO retires after the end of the performance period; and

•

all such vested stock options may be exercised during the one-year period following the date of retirement or the date the Compensation Committee determines the achievement of the performance targets, whichever is later (but before the termination date of the option).

In order for an NEO to be eligible for potential acceleration of equity award vesting under the Retirement Equity Vesting Policy, all eligibility conditions must be satisfied, including: (1) the NEO must be at least 55 years old and have been in service for at least 10 years, and the sum of the employee’s

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age and total years of service must be at least 80; (2) the NEO must provide at least 12 months’ prior written notice of his or her intention to retire; (3) the NEO must enter into a written separation agreement; and (4) the Equity Awards Committee of the Board must, in its sole discretion, approve the application of the Retirement Equity Vesting Policy to the NEO.

Payments upon Change in Control. Under the 2021 Plan, the vesting of outstanding awards will not accelerate unless two conditions are met. First, the Company must experience a qualifying change in control. Second, one of the following conditions must also be met: (a) for a change of control where such awards will be assumed or continued by the surviving entity, the holder’s employment must be terminated without “cause” (as defined in the 2021 Plan) within one year following the change of control, or (b) such awards must be terminated in connection with the change of control.

A “change of control” is defined in the plan to include generally the following:

•	the dissolution or liquidation of Public Storage or merger in which Public Storage does not survive;

•	the sale of substantially all Public Storage assets;

•

merger in which the Company is the surviving corporation but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company; or

•	any transaction that results in any person or entity owning 30% or more of the combined voting power of all classes of our shares.

The following table shows the estimated value of the acceleration of vesting of unvested equity awards pursuant to the termination events described above that trigger acceleration assuming the event occurred as of December 31, 2021, and using the value of our Common Stock on December 31, 2021 of $374.56 per share.

Name	Value of all outstanding unvested options(1)	Value of all outstanding unvested RSUs(2)	Total

Joseph D. Russell, Jr.	$16,105,107	$13,811,900	$29,917,007

H. Thomas Boyle	$11,856,377	$9,162,861	$21,019,238

Natalia N. Johnson	$9,439,107	$7,060,456	$16,499,563

Nathaniel A. Vitan	$9,307,647	$5,266,314	$14,573,961
(1)

Represents the difference, if positive, between the exercise price of unvested options held by the executive and the closing price of our Common Stock on the NYSE on December 31, 2021. If the exercise price exceeds the closing price of our Common Stock on the NYSE on December 31, 2021, then the value presented is zero.

(2)	Represents the number of unvested RSUs multiplied by the closing price of our Common Stock on the NYSE on December 31, 2021. Includes unvested portion of performance-based RSU awards.

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SHARE OWNERSHIP OF TRUSTEES AND MANAGEMENT

The following table sets forth information as of February 28, 2022 concerning the beneficial ownership of shares of Common Stock by each of our trustees, the CEO, the CFO, and the other two most highly compensated persons who were executive officers of the Company on December 31, 2021, and all trustees and executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Common Shares Beneficially Owned(1)		Percent of Class(1)

Ronald L. Havner, Jr.	800,222	(2)	*

Tamara Hughes Gustavson	17,694,966	(3)	10.1%

Leslie S. Heisz	22,452		*

Michelle Millstone-Shroff	6,838		*

Shankh S. Mitra	7,121		*

David J. Neithercut	7,188		*

Rebecca Owen	6,666		*

Kristy M. Pipes	6,666		*

Avedick B. Poladian	71,999		*

John Reyes	614,888		*

Joseph D. Russell, Jr.	68,085		*

Tariq M. Shaukat	16,245		*

Ronald P. Spogli	48,140		*

Paul S. Williams	6,961		*

H. Thomas Boyle	30,730		*

Natalia N. Johnson	21,222		*

Nathaniel A. Vitan	1,690		*

All trustees and executive officers as a group (17 persons)	19,432,079	(2)(3)	11.0%
*	Less than 1%
(1)

Represents shares of Common Stock beneficially owned as of February 28, 2022. Includes options to purchase shares of Common Stock exercisable within 60 days of February 28, 2022 or, in the case of non-management trustees who are eligible for retirement, options to purchase shares of Common Stock that are subject to acceleration upon retirement within 60 days of February 28, 2022, as follows: Mr. Havner, 589,999 shares; Ms. Gustavson, 39,999 shares; Ms. Heisz, 19,999 shares; Ms. Millstone-Shroff, 6,666 shares; Mr. Mitra, 1,666 shares; Mr. Neithercut, 6,666 shares; Ms. Owen, 6,666 shares; Ms. Pipes, 6,666 shares; Mr. Poladian, 44,999 shares; Mr. Reyes, 467,999 shares; Mr. Russell, Jr., 57,000 shares; Mr. Shaukat, 14,999 shares; Mr. Spogli, 44,999 shares; Mr. Williams, 6,666 shares; Mr. Boyle, 24,000 shares; and Ms. Johnson, 16,000 shares. Also includes RSUs which are scheduled to vest within 60 days of February 28, 2022 as follows: Mr. Havner, 5,000 RSUs; Mr. Reyes, 1,800 RSUs; Mr. Russell, Jr., 1,375 RSUs; Mr. Boyle, 1,069 RSUs; and Ms. Johnson, 1,000 RSUs. Also includes fully vested deferred stock units that will be settled in shares of Common Stock as elected by each non-management trustee upon his or her separation from service, as follows: Mr. Havner, 1,506 deferred stock units; Ms. Heisz,

455 deferred stock units; Mr. Mitra, 455 deferred stock units; Mr. Neithercut, 522 deferred stock units; Mr. Reyes, 1,506 deferred stock units; Mr. Shaukat, 1,246 deferred stock units; Mr. Spogli, 1,141 deferred stock units; and Mr. Williams, 295 deferred stock units. The percentage held is calculated using the outstanding shares of Common Stock on February 28, 2022 of 175,356,725.

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(2)

Includes (a) 194,717 shares held indirectly in a joint margin account with Mr. Havner’s spouse, and (b) 9,000 RSUs granted February 19, 2015 with an original vesting date of April 1, 2016, which remain subject to deferred receipt in accordance with an election by Mr. Havner under the 2007 Plan to defer receipt of the shares underlying 10,000 such RSUs in equal annual installments during the period April 1, 2021 through April 1, 2030. Does not include 1,900 shares held by Mr. Havner’s spouse in an IRA for which Mr. Havner disclaims beneficial ownership.

(3)

Includes 11,348 shares of Common Stock held jointly by Ms. Gustavson and B. Wayne Hughes, Jr., as to which they share investment power. Also includes 1,300 shares held by Ms. Gustavson’s spouse and 5,500 shares held jointly with her spouse, as to all of which they share investment power.

The following table sets forth information as of the dates indicated with respect to persons known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

	Shares of Common Stock Beneficially Owned

Name and Address	Number of Shares	Percent of Class

Tamara Hughes Gustavson(1)	17,694,966	10.1%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	20,084,013	11.5%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	17,255,693	9.8%

Cohen & Steers, Inc.(4) 280 Park Avenue 10th Floor New York, NY 10017	12,350,095	7.0%

State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	10,610,525	6.1%
(1)

This information is as of February 28, 2022 and is based on a Schedule 13D filed by Tamara Hughes Gustavson on August 12, 2021. The number of shares of Common Stock owned also reflects transactions reported on Form 4s through February 28, 2022. Includes 11,348 shares of Common Stock held jointly with B. Wayne Hughes, Jr., as to which Ms. Gustavson and Mr. Hughes, Jr. share voting and dispositive power, and 39,999 shares of Common Stock subject to options to purchase shares exercisable within 60 days of February 28, 2022. The address for Ms. Gustavson is 701 Western Avenue, Glendale, California 91201.

(2)

This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group to report that it (including affiliates) has sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 404,994 shares of Common Stock, sole dispositive power with respect to 19,304,588 shares of Common Stock, and shared dispositive power with respect to 779,425 shares of Common Stock.

(3)

This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed on February 3, 2022 by BlackRock, Inc. to report that it (including affiliates) has sole voting power with respect to 15,122,333 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 17,255,693 shares of Common Stock, and shared dispositive power with respect to 0 shares of Common Stock.

(4)

This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed on February 14, 2022 by Cohen & Steers, Inc. to report that (a) it has sole voting power with respect to 9,023,133 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 12,350,095 shares of Common Stock, and shared dispositive power with respect to 0 shares of Common Stock, (b) Cohen & Steers Capital Management, Inc. has sole voting power with respect to 8,976,580 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 12,110,922 shares of Common Stock, and shared dispositive power with respect to 0 shares of Common Stock, (c) Cohen & Steers UK Limited has sole voting power with respect to 32,502 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 225,122 shares of Common Stock, and shared dispositive power with respect to 0 shares of Common Stock, (d) Cohen & Steers Asia Limited has sole voting power with respect to 7,654 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 7,654 shares of Common Stock, and shared dispositive power with respect to 0 shares of Common Stock, and (e) Cohen & Steers Ireland Limited has sole voting power with respect to 6,397 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 6,397 shares of Common Stock, and shared dispositive power with respect to 0 shares of Common Stock.

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(5)

This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed on February 11, 2022 by State Street Corporation to report that it (including affiliates) has sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 8,378,013 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock, and shared dispositive power with respect to 10,581,880 shares of Common Stock.

ADDITIONAL INFORMATION ABOUT TRUSTEES, EXECUTIVE OFFICERS, AND MANAGEMENT

Incentive Compensation Recoupment Policy (Clawback Policy). The Board has adopted an Incentive Compensation Recoupment Policy, which applies to our executive officers, our controller, and our Vice President, Finance Operations. Pursuant to this policy, in the event the Company’s financial results (a) are restated due to material noncompliance with any financial reporting requirement or (b) have been determined by the Board to have been materially misstated, then an independent committee of the Board may require any covered officer to repay to the Company all or part of any “Excess Compensation” that such officer had previously received. Excess Compensation is defined as that part of the cash or equity incentive compensation received by a covered officer during the three-year period preceding the restatement or material misstatement determination that was in excess of the amount that such officer would have received had such incentive compensation been calculated based on the restated or corrected financial results.

Anti-Hedging Policy. Our insider trading policy includes an anti-hedging provision that prohibits trustees, officers, and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company. Hedging transactions include the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. The objective of this policy is to enhance alignment between the interests of our trustees, officers, and employees and those of our shareholders.

Policy Regarding Pledging of Shares. Our securities trading policy discourages (but does not prohibit) the pledging of shares of Common Stock by insiders. None of our trustees or executive officers currently pledge their Common Stock. We have considered the fact that Mr. Havner holds 194,717 shares in a joint margin account in light of the Company’s securities trading policy and the position of ISS Corporate Solutions (ISS), which is that holding shares in a margin account is equivalent to pledging and that pledges of shares of Common Stock by insiders may adversely affect shareholders if the insiders are forced to sell their shares of Common Stock. We believe that Mr. Havner’s existing arrangement does not present a significant risk of lender foreclosure or an unexpected sale of large volumes of Common Stock by insiders on the open market. Additionally, none of Mr. Havner’s shares that are held in a joint margin account have been pledged as security for a loan. In our Board’s view, this arrangement is unlikely to result in adverse effects to shareholders.

Delinquent Section 16(a) Reports. Section 16(a) of the Exchange Act requires our trustees and executive officers, and persons who own more than 10% of any registered class of our equity securities, to file with the SEC initial reports of beneficial ownership of Public Storage’s equity securities on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. As a matter of practice, we typically assist our executive officers and trustees with these matters and file these reports on their behalf.

Based solely on a review of reports we filed on behalf of our trustees and executive officers, and written representations from these individuals that no other reports were required, all reports on behalf of our trustees and executive officers were filed on a timely basis under Section 16(a), except for one report for each of Joseph D. Russell, Jr., Tom Boyle, Natalia N. Johnson, and Nathaniel A. Vitan regarding awards of RSUs, which were reported late due to an administrative error.

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Related Party Transaction Approval Policies and Procedures. The Audit Committee, in accordance with its charter, reviews and approves, as applicable, all related party transactions involving our executive officers and trustees, PS Business Parks, and Shurgard, unless approved by the Board (with the interested trustees abstaining) or by another independent committee of the Board. In addition, our trustees and executive officers are required to disclose any actual or potential conflicts of interest to the Company. In accordance with our Corporate Governance Guidelines and Trustee’s Code of Ethics and the NGS Committee charter, our NGS Committee is responsible for evaluating any actual or potential conflicts of interest relating to our executive officers and trustees and for making recommendations to the Board with respect to any action to be taken. Any trustee with an actual, potential, or apparent conflict of interest may not participate in the decision-making process related to conflict.

Relationships and Transactions with the Hughes Family. Tamara Hughes Gustavson, a trustee, holds less than a 0.1% equity interest in, and is a manager of, a limited liability company that owns 65 self-storage facilities in Canada. Two of Ms. Gustavson’s adult children own the remaining equity interest in the limited liability company. These facilities operate under the Public Storage® trade name under a royalty-free, non-exclusive license agreement in place since 1993, when the Hughes family privately owned both the U.S. concern that ultimately became the Public Storage REIT, and the company owning the Canadian facilities.

Our subsidiaries reinsure risks relating to any loss of goods stored by customers in these facilities and received premiums paid by customers of approximately $2.1 million for the year ended December 31, 2021. Our right to continue receiving these premiums may be qualified. These premiums were less than 2% of the 2021 gross revenue of the limited liability company that owns the facilities. We have a right of first refusal, subject to limitations, to acquire these facilities or the applicable ownership entities if their owners agree to sell them.

Management Agreement with PS Business Parks. PS Business Parks manages certain of the commercial facilities that we own pursuant to management agreements for a management fee equal to 5% of revenues. Public Storage paid a total of approximately $0.3 million in management fees with respect to PS Business Parks’ property management services in 2021. In 2021, PS Business Parks allocated approximately $0.3 million in operating expenses to Public Storage related to the management of the properties, including payroll and other overhead expenses.

PS Business Parks owns certain commercial facilities that include self-storage space. We manage this self-storage space for PS Business Parks for a management fee equal to 6% of revenues generated by the self-storage space. We recorded management fees with respect to these facilities of approximately $0.1 million for the year ended December 31, 2021. In 2021, we allocated approximately $0.1 million in operating expenses to PS Business Parks related to the management of the properties, including payroll and overhead expenses.

Cost Sharing and Other Arrangements with PS Business Parks. Pursuant to a cost sharing and administrative services arrangement, we share certain administrative services, corporate office space, and certain other third party costs with PS Business Parks that are allocated based upon time, effort, and other methodologies. PS Business Parks reimbursed us approximately $1.4 million for the year ended December 31, 2021, for costs paid on their behalf, and we reimbursed PS Business Parks less than $0.1 million in costs that PS Business Parks incurred on our behalf for the year ended December 31, 2021.

At December 31, 2021, we had a net payable due to PS Business Parks of approximately $0.2 million.

Public Storage also owns and licenses the PS Business Parks name and logo to PS Business Parks under a royalty-free license that may be terminated upon six months’ notice to PS Business Parks.

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Common Management/Board Members with PS Business Parks and Shurgard. Ronald L. Havner, Jr., Chairman of Public Storage, is also Chairman of the Board of Directors of PS Business Parks and Shurgard. Joseph D. Russell, Jr., President and CEO and Trustee of Public Storage, is also a member of the Board of Directors of PS Business Parks. Kristy M. Pipes, Trustee of Public Storage, is a member of the Board of Directors of PS Business Parks.

Trademark Agreement and Transactions with Shurgard. Pursuant to a trademark license agreement, we receive monthly royalty fees from Shurgard for the use of the Shurgard® tradename equal to 1% of Shurgard’s gross revenues. Shurgard paid us $3.5 million for the year ended December 31, 2021, for royalty fees in connection with its use of the Shurgard® tradename.

Pay Ratio Disclosure. SEC rules require us to disclose the ratio of annual total compensation of our CEO, Joseph D. Russell, Jr., to the annual total compensation of our median employee (excluding Mr. Russell). As of October 1, 2021, we had 5,264 talented and dedicated employees performing the following functions:

•

Approximately 79% (4,153) of our employees work at one of our self-storage facilities serving our customers. We generally pay these on-site Property Managers on an hourly basis. The median annual total compensation for these employees in 2021 was $29,739.

•

Approximately 8% (392) of our employees manage on-site Property Managers and assist them in providing our customers superior service. The median annual total compensation for these employees in 2021 was $117,405.

•	Approximately 6% (335) of our employees work in our call centers and assist potential customers and existing customers. The median annual total compensation for these employees in 2021 was $29,121.

•

Approximately 7% (384) of our employees are corporate employees, including our executive management team and our finance, legal, information technology, and human resources personnel. The median annual total compensation for these employees in 2021 was $192,145.

The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules. We selected the median employee based on the 5,264 full-time and part-time workers employed by the Company and its consolidated subsidiaries as of October 1, 2021. In identifying our median employee, we used annual gross pay based on W-2 information. For those employees who were employed by us for less than the full fiscal year, we annualized their total compensation. We did not apply any cost-of-living adjustments as part of the calculation.

Based on these calculations, our median employee is one of our 4,153 employees who work at one of our self-storage facilities serving our customers. This employee is paid on an hourly basis. The 2021 annual total compensation for our median employee as determined based on SEC rules was $28,787. The 2021 annual total compensation for our CEO as determined based on SEC rules was $10,358,153. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2021 is 360 to 1. In addition, as described on page 59 under “Further Analysis on Changes in 2020 and 2021 NEO Total Compensation—Double Counting of 2020 Annual Incentive RSUs,” SEC rules require us to report the Compensation Committee’s adjustment to our 2020 performance-based RSU grants as if they were new 2021 grants. Excluding these grants, the annual total compensation for our CEO was $8,288,603 and the ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2021 is 288 to 1.

The Board recommends a vote FOR approval

of the compensation of our NEOs

as described in this proxy statement.

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Proposal 3:

Ratification of Independent Registered

Public Accounting Firm

The Audit Committee has appointed EY as the Company’s independent registered public accounting firm to audit the Consolidated Financial Statements of Public Storage and its subsidiaries for the year ending December 31, 2022.

RECOMMENDATION: Vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

PROPOSAL 3

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed EY as the independent registered public accounting firm for Public Storage for the fiscal year ending December 31, 2022. The Audit Committee believes that the selection of EY is in the best interests of the Company and its shareholders and has recommended that the Board submit the appointment of EY to the Company’s shareholders for ratification.

Although we are not required to seek shareholder ratification of the appointment of EY as the independent registered public accounting firm, Public Storage is asking its shareholders to do so because it believes that shareholder ratification of the appointment is a matter of good corporate practice. Ratification of the appointment of EY requires approval by a majority of the votes cast at the meeting. For these purposes, abstentions, and broker non-votes will not be counted. If the shareholders do not ratify the appointment of EY, the Audit Committee will reconsider whether or not to retain EY as the independent registered public accounting firm for Public Storage, but may nevertheless determine to do so. Even if the shareholders ratify the appointment of EY, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

A representative of EY will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Fees Billed to the Company by EY for 2021 and 2020

The following table shows the fees billed or expected to be billed to Public Storage by EY for audit and other services provided for fiscal 2021 and 2020:

	2021	2020

Audit Fees	$1,588,000	$1,308,000

Audit-Related Fees	$60,000	113,000

Tax Fees	$257,200	422,000

All Other Fees	—	—

Total	$1,905,200	$1,843,000

Audit Fees. Audit fees represent fees for professional services provided in connection with the audits of Public Storage’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in Public Storage’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements and securities offerings.

Audit-Related Fees. Audit-related fees represent professional services for auditing the financial statements of the 401(k) Plan and performing financial due diligence.

Tax Fees. In 2021 and 2020, tax fees included $59,200 and $53,200, respectively, for preparation of federal and state income tax returns for Public Storage and its consolidated entities and $198,000 and $369,228, respectively, for various tax consulting matters.

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policies. The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by EY. The policy requires that all services provided by EY to us, including audit services, audit-related services, tax services, and other services, must be pre-approved by the Audit Committee.

In 2021 and 2020, our Audit Committee pre-approved all services performed for us by EY.

Audit Committee Report

The Audit Committee’s responsibilities include appointing the Company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm, and assisting the Board in providing oversight to the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company’s independent registered public accounting firm, internal auditors, and management to review accounting, auditing, internal controls, and financial reporting matters.

In connection with its oversight responsibilities related to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the Company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition to providing the required written disclosures and communications, EY also provided to the Audit Committee the letter confirming EY’s independence of the Company as required by the applicable rules of the PCAOB, and the Audit Committee discussed with EY their independence. In addition, the Audit Committee has considered whether EY’s provision of non-audit services to the Company and its affiliates is compatible with EY’s independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel, and EY regularly throughout the year to discuss the progress of management’s testing and evaluation of the Company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the Company’s internal control over financial reporting as of December 31, 2021. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee also approved the appointment of EY as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022, and recommended that the Board submit this appointment to the Company’s shareholders for ratification at the Annual Meeting.

The Audit Committee

Kristy M. Pipes (Chair)

Rebecca Owen

Avedick B. Poladian

Tariq M. Shaukat

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote FOR

the Appointment of EY as our

Independent Registered Public Accounting Firm

for the Fiscal Year Ending December 31, 2022.

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Proposal 4:

Approval of Amendment to our Declaration

of Trust to Eliminate Supermajority Voting

Requirements to Amend our Declaration of

Trust

Approve the amendment to our Declaration of Trust to eliminate supermajority voting requirements to amend our Declaration of Trust.
RECOMMENDATION: Vote FOR the amendment to our Declaration of Trust to eliminate supermajority voting requirements to amend Declaration of Trust

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Proposal 4: Approval of Amendment

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO OUR DECLARATION OF TRUST TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENT TO AMEND OUR DECLARATION OF TRUST

SUMMARY OF PROPOSAL

Section 10.3 of our Declaration of Trust currently provides that shareholder approval of an amendment to the Declaration of Trust proposed by the Board requires the approval of a majority of the shares then outstanding and entitled to vote thereon, except for amendments of the two following provisions, which require approval of not less than 80% of the shares then outstanding and entitled to vote thereon:

•

Section 8.5 of the Declaration of Trust provides that Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (which prohibits a person that acquires shares in excess of certain stated percentages from voting such shares unless disinterested shareholders approve) shall not apply to any share acquisition by any “Excepted Holder” or an Excepted Holder affiliate. “Excepted Holder” is defined in our Declaration of Trust as Tamara Hughes Gustavson, one of our trustees, and certain members of her family.

•

The last sentence of Article XI of the Declaration of Trust provides that Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (which restricts a business combination with a significant shareholder for a stated period of time, except under certain circumstances) shall not apply to any business combination between Public Storage and any Excepted Holder or an Excepted Holder affiliate.

Our Board believes that supermajority vote requirements to amend the Declaration of Trust are not consistent with governance best practices with respect to shareholder rights and, accordingly, believes eliminating them from the Declaration of Trust is in the best interests of the Company and its shareholders. On February 28, 2022, our Board adopted a resolution approving and declaring advisable a proposal to amend Section 10.3 of our Declaration of Trust to eliminate these supermajority voting requirement exceptions.

The Board recommends that shareholders vote in favor of this proposal. The effect of this amendment if approved by shareholders will be that shareholder approval of an amendment to the Declaration of Trust proposed by the Board will require only the approval of a majority of the shares then outstanding and entitled to vote for all provisions of the Declaration of Trust.

If shareholders approve this proposal, the amendment to the Declaration of Trust will become effective upon the filing of a certificate of amendment with the Maryland Department of Assessments and Taxation, which we anticipate doing as soon as practicable following shareholder approval.

TEXT OF AMENDMENT

As proposed to be amended, the text of Section 10.3 would read as follows (deletions are indicated by strikeouts):

Section 10.3 By Shareholders. Any amendment to the Declaration of Trust shall be valid only after the Board of Trustees has adopted a resolution setting forth the proposed amendment and declaring such amendment advisable, and such amendment has been approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon~~; provided, however, that an amendment to the Declaration of Trust that amends, repeals,~~

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Proposal 4: Approval of Amendment

~~or adds any provision inconsistent with Section 8.5 or the last paragraph of Article XI shall require, in addition to adoption of a Board of Trustees resolution as described in this Section 10.3, the approval by the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote thereon~~.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote on the matter is required to amend our Declaration of Trust to eliminate these supermajority voting requirements. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of a vote “against” the proposal.

The Board recommends a vote FOR approval

of an amendment to our Declaration of Trust to eliminate supermajority voting requirements to amend our Declaration of Trust as described in this proxy statement.

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GENERAL INFORMATION ABOUT THE MEETING

PURPOSE OF PROXY SOLICITATION

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for the Annual Meeting, or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder as of February 28, 2022, the record date (the record date) fixed by the Board, and are therefore entitled to receive Notice of the Annual Meeting (Notice) and to vote on matters presented at the meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the Annual Report) includes a copy of our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 22, 2022, excluding exhibits. On or about March 18, 2022, we mailed you a Notice containing instructions on how to access this proxy statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders may request a free copy of our Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Investor Services. Alternatively, shareholders can access the Annual Report on Form 10-K and other financial information on the Investor Relations section of our website at publicstorage.com. Public Storage will also furnish any exhibit to the Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting will be held on Thursday, April 28, 2022 at 8 a.m. Central Time at the Rosewood Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas Texas, 75219.

WHO CAN VOTE

If you are a holder of Common Stock at the close of business on the record date, you may vote the shares of Common Stock that you hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

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General Information about the Meeting

QUORUM FOR THE ANNUAL MEETING

If a majority of the shares of Common Stock outstanding on the record date is present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting business to be conducted at the Annual Meeting. As of the record date of February 28, 2022, we had 175,356,725 shares of Common Stock outstanding and entitled to vote.

We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

HOW VOTES ARE COUNTED

For the election of trustees, trustee nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, approval of Proposals 2 and 3 require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). For Proposals 1, 2 and 3, abstentions and broker non-votes will have no effect on the outcome of the vote. Proposal 4 requires the affirmative vote of a majority of outstanding shares entitled to vote. For Proposal 4, abstentions and broker non-votes will have the effect of a vote “against” the proposal.

Although the advisory vote to approve the compensation of our NEOs in Proposal 2 is non-binding, the Compensation Committee will consider the vote results when making future decisions regarding executive compensation.

TRUSTEE NOMINEES WHO DO NOT RECEIVE A MAJORITY OF THE VOTES CAST

If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

However, under our Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The NGS Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the NGS Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If the Board accepts a trustee’s resignation, it may fill the resulting vacancy or decrease the size of the Board as provided in our Bylaws.

HOW PROXIES WILL BE VOTED

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1, 2, and 4 because NYSE rules treat these matters as non-routine. Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 3 because that matter is treated as routine under NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on the outcome of the vote on any of the proposals other than Proposal 4, as to which broker non-votes will have the effect of a vote “against” the proposal.

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General Information about the Meeting

If you are a registered shareholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR (i) each of Proposals 1, 2, 3, and 4 and (ii) in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

HOW TO CAST A VOTE

You may vote by any one of the following means:

•

BY INTERNET: Shareholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•

BY TELEPHONE: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. When voting, you will need to have available the control number that appears on the card.

•

BY MAIL: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

•

IN PERSON AT THE ANNUAL MEETING: Shareholders who hold shares in their name as the shareholders of record may vote in person at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee, or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

HOW TO VOTE AS A PARTICIPANT IN THE COMPANY’S 401(K) PLAN

If you hold your shares as a participant in the 401(k) Plan, your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the number of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your shares of Common Stock held in the 401(k) Plan, the trustee will vote those shares of Common Stock in the manner specified. The trustee will vote any shares of Common Stock for which it does not receive instructions in the same proportion as the shares of Common Stock for which voting instructions have been received by the trustee, unless the trustee is required by law to exercise its discretion in voting such shares.

To allow sufficient time for the trustee to vote your shares of Common Stock, the trustee must receive your voting instructions by 11:59 p.m., Pacific Time, on April 25, 2022.

CHANGING YOUR VOTE

You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must:

•	file an instrument of revocation with our Corporate Secretary at our principal executive offices, 701 Western Avenue, Glendale, California 91201;

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General Information about the Meeting

•	mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;

•	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

•

if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person or via the Internet as provided for herein.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

COST OF THIS PROXY SOLICITATION

We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission and personal interviews.

We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Stock. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

CONTACTING OUR TRANSFER AGENT

Please contact Public Storage’s transfer agent, at the phone number or address listed below, with any questions concerning share certificates, dividend checks, transfer of ownership, or other matters pertaining to your share account:

Computershare Investor Services

P.O. Box 505005

Louisville, Kentucky 40233-5005

Phone: (781) 575-3120

CONSIDERATION OF CANDIDATES FOR TRUSTEE

Shareholder Recommendations. The policy of the NGS Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board. Under this policy, only shareholders who would be entitled to submit shareholder proposals under the SEC rules may submit shareholder recommendations. In evaluating recommendations, the NGS Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described above. Any shareholder recommendations proposed for consideration by the NGS Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

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General Information about the Meeting

Deadline to Propose or Nominate Individuals to Serve as Trustees for the 2023 Annual Meeting. To nominate an individual for election at the 2023 annual meeting of shareholders (2023 Annual Meeting), a shareholder must give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary no earlier than the close of business on November 18, 2022, and no later than the close of business on December 18, 2022, unless the date of mailing of the notice for the 2023 Annual Meeting is moved by more than 30 days before or after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2023 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2023.

Proxy Access Nominees. Our Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Public Storage’s outstanding Common Stock continuously for at least three years, may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. If you wish to nominate any person for election to our Board at the 2023 Annual Meeting under the proxy access provision of our Bylaws, your nomination notice must be submitted to the Corporate Secretary no earlier than the close of business on October 19, 2022, and no later than the close of business on November 18, 2022, unless the date of mailing of the notice for the 2023 Annual Meeting is moved by more than 30 days before or after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 150th day and no later than the close of business on the later of the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2023 Annual Meeting.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal that a holder of our shares wishes to submit for inclusion in our 2023 proxy statement (2023 Proxy Statement) pursuant to SEC Rule 14a-8 must be received by Public Storage no later than November 18, 2022. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless certain conditions specified in the rule are met.

In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2023 Annual Meeting, but does not seek to include in the 2023 Proxy Statement pursuant to Rule 14a-8, must be delivered to Public Storage no earlier than the close of business on November 18, 2022 and no later than the close of business on December 18, 2022 if the proposing holder of our shares wishes for Public Storage to describe the nature of the proposal in its 2023 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. As with shareholder nominations of trustee candidates discussed above, if the date of mailing of the notice for the 2023 Annual Meeting is moved by more than 30 days before or after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, the shareholder proposal must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2023 Annual Meeting.

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General Information about the Meeting

Any shareholder proposals or notices submitted to Public Storage in connection with the 2023 Annual Meeting should be addressed to: Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary.

HOUSEHOLDING

If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the Annual Report, Notice and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Public Storage, 701 Western Avenue, Glendale, California 91201, Attention: Corporate Secretary or call us at (818) 244-8080. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

YOUR VOTE IS IMPORTANT

We urge you to vote the accompanying proxy/instruction card and sign, date, and return it in the enclosed pre-addressed postage-prepaid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

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Appendix A – Non-GAAP Measures

APPENDIX A: Description of non-GAAP measures and reconciliation to GAAP measures

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Appendix A – Non-GAAP Measures

CORE FFO PER SHARE

We present “Core FFO per share,” a non-GAAP measure that represents diluted earnings per share excluding the impact of (i) depreciation expense, (ii) gains on the sale of real estate facilities, (iii) foreign currency exchange gains and losses, (iv) EITF D-42 charges related to the redemption of preferred securities, (v) general and administrative expenses associated with the acquisition of self-storage facilities, and (vi) certain other non-cash and/or nonrecurring income or expense items such as loss contingency accruals, casualties, transactional due diligence, and advisory costs. We review Core FFO per share to evaluate our ongoing operating performance, and we believe investors and REIT analysts use it in a similar manner. However, Core FFO per share is not a substitute for net income per share. Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO per share may not be comparable among REITs.

The table below reconciles from diluted earnings per share to Core FFO per share.

2021

Diluted earnings per share	$9.87

Add back depreciation and amortization expense	4.44

Deduct gains on disposition of real estate investments	(0.95)

Eliminate foreign currency, preferred share redemption charges, and other noncore items	(0.43)

Core FFO per share	$12.93

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PUBLIC STORAGE

ATTN: INVESTOR SERVICES DEPARTMENT

701 WESTERN AVENUE

GLENDALE, CA 91201-2349

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68711-P67617                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  PUBLIC STORAGE

The Board of Trustees recommends you vote FOR the following:

1.	Election of Trustees:		For	Against	Abstain

	1a.	Ronald L. Havner, Jr.	☐	☐	☐

	1b.	Tamara Hughes Gustavson	☐	☐	☐

	1c.	Leslie S. Heisz	☐	☐	☐

	1d.	Michelle Millstone-Shroff	☐	☐	☐

	1e.	Shankh S. Mitra	☐	☐	☐

	1f.	David J. Neithercut	☐	☐	☐

	1g.	Rebecca Owen	☐	☐	☐

	1h.	Kristy M. Pipes	☐	☐	☐

	1i.	Avedick B. Poladian	☐	☐	☐

	1j.	John Reyes	☐	☐	☐

	1k.	Joseph D. Russell, Jr.	☐	☐	☐

	1l.	Tariq M. Shaukat	☐	☐	☐

			For	Against	Abstain

	1m.	Ronald P. Spogli	☐	☐	☐

	1n.	Paul S. Williams	☐	☐	☐

The Board of Trustees recommends you vote FOR			For	Against	Abstain
proposals 2, 3 and 4.

2.	Advisory vote to approve the compensation of the Company’s Named Executive Officers.		☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐

4.	Approval of the amendment to the Declaration of Trust to eliminate supermajority voting requirements to amend the Declaration of Trust.		☐	☐	☐

Note: Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be

Held on April 28, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D68712-P67617

PUBLIC STORAGE

701 Western Avenue

Glendale, California 91201-2349

This Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees

The undersigned, a record holder of Common Shares of beneficial interest (“Common Shares”) of Public Storage and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Joseph D. Russell, Jr. and Nathaniel A. Vitan, or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the Common Shares held of record by the undersigned on February 28, 2022, at the Annual Meeting of Shareholders to be held on April 28, 2022 (the “Annual Meeting”) and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the Common Shares credited to the undersigned’s account in the 401(k) Plan on February 28, 2022, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL THE COMMON SHARES TO WHICH THIS PROXY/INSTRUCTION CARD RELATES IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE COMMON SHARES CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON SHARES IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

401(k) Plan Participants—The undersigned, if a participant in the 401(k) Plan, hereby directs Principal Financial Group as Trustee for the 401(k) Plan to vote all Common Shares allocated to my account as of February 28, 2022. I understand that I am to mail this confidential voting instruction card to Broadridge, acting as tabulation agent or vote by PHONE OR INTERNET, as described on the reverse side of this card, and that my instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on April 25, 2022. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document.

The undersigned acknowledges receipt of the Notice of 2022 Annual Meeting of Shareholders and accompanying Proxy Statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.